                                   3069-00-00


                  AUTOMATIC RISK PREMIUM REINSURANCE AGREEMENT


                                     BETWEEN


             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
                    (HEREINAFTER CALLED THE "CEDING COMPANY")
                            WORCESTER, MASSACHUSETTS


                                       and


                             RGA REINSURANCE COMPANY
                      (HEREINAFTER CALLED THE "REINSURER")
                            ST. LOUIS, MISSOURI, USA


                   THIS AGREEMENT IS EFFECTIVE JANUARY 1, 1998

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                                TABLE OF CONTENTS

ARTICLE      TITLE                                                              PAGE
-------      -----                                                              ----
   I         Parties to the Agreement                                             3
  II         Commencement, Termination and Continuance of Reinsurance             3
  III        Scope                                                                4
  IV         Coverage                                                             5
   V         Liability                                                            5
  VI         Recapture                                                            5
  VII        Reinsurance Premiums And Allowances                                  6
 VIII        Reserves                                                             6
  IX         Terminations, Reductions And Increases                               6
   X         Policy Alterations                                                   7
  XI         Policy Administration And Premium Accounting                         8
  XII        Claims                                                               9
 XIII        Arbitration                                                         10
  XIV        Insolvency                                                          11
  XV         Right To Inspect                                                    12
  XVI        Unintentional Errors, Misunderstandings Or Omissions                12
 XVII        Choice of Law, Forum and Language                                   12
 XVIII       Alterations to the Agreement                                        13
  XIX        Execution of the Agreement                                          14

SCHEDULES

   I         Reinsurance Specifications                                          15
  II         Business Covered                                                    19
  III        Reinsurance Premiums                                                21
  IV         Limits                                                              24
   V         Reinsurance Specifications                                          25
  VI         Sample Policy Exhibit                                               26
  VII        Definitions                                                         27

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                                    ARTICLE I

                            PARTIES TO THE AGREEMENT

Reinsurance required by the Ceding Company will be assumed by the Reinsurer as described in the terms of this Agreement.

This is an Agreement solely between the Reinsurer and the Ceding Company. In no instance will anyone other than the Reinsurer or the Ceding Company have any rights under this Agreement, and the Ceding Company is and will remain solely liable to any insured, policyowner, or beneficiary under the Original Policies reinsured hereunder.

The current general and special Policy conditions, the premium schedules, and underwriting guidelines of the Ceding Company, applying to the business covered by this Agreement as set out in the Schedules, will form an integral part of this Agreement. Additions or alterations to any of these conditions or schedules will be reported to the Reinsurer without delay. In the case of significant changes, both parties to the Agreement must agree to the new reinsurance conditions.

                                   ARTICLE II

            COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE


1.     AGREEMENT COMMENCEMENT

       Notwithstanding the date on which this Agreement is signed, this Agreement will take effect on the date shown in the attached Schedule I, and applies to business inforce on this date.

2.     AGREEMENT TERMINATION

       This Agreement will be in effect for an indefinite period.

3.     POLICY TERMINATION

       If a Policy is terminated by death, lapse, surrender or otherwise, the reinsurance will terminate on the same date. If premiums have been paid on the reinsurance for a period beyond the termination date, refunds will follow the terms as shown in Schedule I.

       If a Policy continues in force without payment of the cost of insurance fee during any days of grace pending its surrender, whether such continuance be as a result of a Policy provision or a practice of the Ceding Company, the reinsurance will also continue without payment of premium and will terminate on the same date as the Ceding Company's risk terminates.

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                                   ARTICLE III

                                      SCOPE

1.     CURRENCY

       All reinsurance to which the provisions of this Agreement apply will be effected in the same currencies as that expressed in the Original Policies and as shown in Schedule I.

2.     THE REINSURER'S SHARE

       The Reinsurer's Share is as shown in Schedule I.

3.     BASIS OF REINSURANCE

       Plans of insurance listed in Schedule II will be reinsured on the basis described in Schedule I, using the rates given in the Rate Table as shown in Schedule III.

4.     REINSURANCE ALLOWANCES

       The Reinsurer will pay to the Ceding Company the reinsurance allowance, if any, as shown in Schedule III. If any reinsurance premiums or installments of reinsurance premiums are returned to the Ceding Company, any corresponding reinsurance allowance previously credited to the Ceding Company will be reimbursed to the Reinsurer.

5.     POLICY FEES

       Policy fees, if any, are as shown in Schedule III.

6.     TAXES

       Taxes, if any, are shown in Schedule I.

7.     EXPERIENCE REFUND OR PROFIT COMMISSION

       If an experience refund or profit commission is payable under this Agreement, the conditions and formula are as shown in Schedule I.

8.     EXPENSE OF THE ORIGINAL POLICY

       The Ceding Company will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the original policy.

9.     DEFINITIONS

       General definitions for terms used in this Agreement are as shown in
       Schedule VII.

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                                   ARTICLE IV

                                    COVERAGE

AUTOMATIC PROVISIONS

       For each risk on which reinsurance is ceded, only the currently non-reinsured portion of the net amount at risk will be ceded to the Reinsurer, subject to the limits given in Schedule IV.

       The Ceding Company must cede and the Reinsurer must automatically accept reinsurance, if all of the following conditions are met for each life:

       1.    The basic plan or supplementary benefit, if any, is shown in
             Schedule II;

       2.    The risk was issued on or before December 31, 1997; and

       3.    The risk is a resident of the countries, as shown in Schedule I.

                                    ARTICLE V

                                    LIABILITY

The liability of the Reinsurer for all claims will commence as of the Effective Date of this Agreement and will cease at the same time as the liability of the Ceding Company ceases.

                                   ARTICLE VI

                                    RECAPTURE

The Ceding Company may recapture reinsurance inforce in accordance with the following rules:

1. No recapture will be made unless reinsurance has been in force for the minimum period shown in Schedule I.

2. Recapture will become effective on the policy anniversary date following written notification of the Ceding Company's intent to recapture.

3. If any reinsurance is recaptured, all reinsurance eligible for recapture, under the provisions of this Article, must be recaptured.

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                                   ARTICLE VII

                       REINSURANCE PREMIUMS AND ALLOWANCES

1.     LIFE REINSURANCE

       Premiums for Life and Supplemental Benefit reinsurance will be as shown in Schedule III.

2.     SUBSTANDARD PREMIUMS

       Premiums will be increased by any (flat) extra premium or substandard premium as shown in Schedule III, charged the insured on the face amount initially reinsured.

3.     SPECIAL RISKS

       The Reinsurer will receive a proportionate share of any extra premiums the Ceding Company may collect for the coverage of special risks (traveling, climate, occupation, etc.). This share will be based on the ratio between initial amount reinsured and the total initial benefits insured and will remain constant throughout the entire period of premium payment.

                                  ARTICLE VIII

                                    RESERVES

Reserve requirements of the Ceding Company, if any, are as shown in Schedule I.

                                   ARTICLE IX

                     TERMINATIONS, REDUCTIONS AND INCREASES

Terminations or reductions will take place in accordance with the following rules in order of priority:

1. Termination or reduction of a wholly reinsured policy will not affect other reinsurance inforce.

2. If the Policies are reinsured with multiple reinsurers, the reinsurance with the other reinsurers will be reduced first. The Reinsurer's coverage will not be reduced until all other reinsurance on the Policies has been terminated.

3. When a policy is reinstated, reinsurance will be reinstated as if the lapse or reduction had not occurred.

If the insurance reinsured under this Agreement increases:

1. and the increase is subject to new underwriting evidence, according to the Ceding Company's standard underwriting practices and guidelines, the reinsurance premium will be based on the issue age and risk class for the increase amount.

2. and the increase is due to changes in amount at risk due to fluctuation in the policy's cash value, the Reinsurer will accept automatically the increase in reinsurance at the current premium on the risk, not to exceed the automatic binding limit.

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                                    ARTICLE X

                               POLICY ALTERATIONS

1.     REINSTATEMENT

       Any policy originally reinsured in accordance with the terms and conditions of this Agreement by the Ceding Company may be automatically reinstated with the Reinsurer as long as the policy is reinstated in accordance with the terms and rules of the Ceding Company. Any policy originally reinsured with the Reinsurer on a facultative basis which has been in a lapsed status for more than ninety (90) days must be submitted with underwriting requirements and approved by the Reinsurer before it is reinstated. The Ceding Company will pay the Reinsurer its share of amounts collected or charged for the reinstatement of such policies.

2.     EXCHANGES OR CONVERSIONS

       Exchanges or Conversions from a policy reinsured under this Agreement to a new policy -- either to a plan insurance covered under this Agreement or to a plan of insurance not covered under this Agreement - will continue to be reinsured under this Agreement; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance on the original policy with the Reinsurer immediately prior to the exchange conversion. Premiums will continue on a point-in-scale basis under the original terms.

Note: An original date policy Reissue will not be treated as a continuation of the original policy. It will be treated as a new policy and the original policy will be treated as Not Taken. All premiums previously paid to the Reinsurer for the original policy will be refunded to the Ceding Company. All premiums will be due on the new policy from the original issue date of the old policy.

Note: If the Ceding Company, its affiliates, successors or assignees, initiate a Re-Entry Program that would include any of the policies reinsured under this Agreement, the Ceding Company will immediately notify the Reinsurer of terms and incentives offered in the Re-Entry Program. If the Reinsurer finds the terms and incentives offered in the Re-Entry Program acceptable, the Reinsurer will treat such policies as Exchanges or Conversions. For purposes of this Agreement, the term "Re-Entry" means any wholesale replacement or similar program.

3.     POLICY VALUES

       If the Ceding Company alters the policy values, (e.g. COI charges, credited rates, M&E fees, etc.) in such a way as could reasonably be construed as being intended to cause lapsation or replacement of the policies, then the Allowance Adjustments provision as shown in Schedule III will no longer apply. If the Reinsurer implements a change in the Rate Table Multiple in accordance with the Premium Adjustments provision of Schedule III, at a time which the Allowance Adjustments provision no longer applies, the Ceding Company may recapture business with ninety
       (90) days written notice to the Reinsurer. The Ceding Company will notify the Reinsurer of any changes to policy values on a timely basis.

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                                   ARTICLE XI

                  POLICY ADMINISTRATION AND PREMIUM ACCOUNTING

1.     ACCOUNTING PERIOD AND PREMIUM DUE

       The Ceding Company will submit accounts to the Reinsurer, for reporting new business, alterations, termination, renewals, claims, and premium due, as shown in Schedules V and VI. Subject to change, accounts shall be submitted to the attention of:

                           Vicky L. Jerger, Work Coordinator
                           Client Services
                           RGA Reinsurance Company
                           P. 0. Box 502192
                           St. Louis, MO 63150-2192

2.     ACCOUNTING ITEMS

       The accounts will contain a list of premiums due for the current accounting period, explain the reason for each premium payment, show premium subtotals adequate to use for premium accounting, including first year and renewal year premiums and allowances. The account information should provide the ability to evaluate retention limits, premium calculations and to establish reserves.

3.     REINSURANCE ADMINISTRATION REQUIREMENTS

       Reinsurance Administration Requirements are as shown in Schedule V.

4.     PAYMENT OF BALANCES

       The Ceding Company will pay any balance due the Reinsurer, at the same time as the account is rendered, but in all cases, by the Accounting and Premium Due frequency as shown in Schedule I. The Reinsurer will pay a balance due the Ceding Company, at the same time as the account is confirmed, however, at the latest, within thirty (30) days after receipt of the statement of account. Should the Reinsurer be unable to confirm the account in its entirety, the confirmed portion of the balance will be paid immediately. As soon as the account has been fully confirmed, the difference will be paid immediately by the debtor. All balances not paid within thirty (30) days of the due date shown on the statement will be in default.

5.     BALANCES IN DEFAULT

       The Reinsurer will have the right to terminate this Agreement, when balances are in default, by giving ninety (90) days written notice of termination to the Ceding Company. As of the close of the last day of this ninety (90) day notice period, the Reinsurer's liability for all risks reinsured under this Agreement will terminate. The first day of this ninety (90) day notice of termination, resulting from default as described in paragraph four of this Agreement, will be the day the notice is received in the mail by the Ceding Company, or if the mail is not used, the day it is delivered to the Ceding Company. If all balances in default are received within the ninety (90) day time period, the Agreement will remain in effect. The interest payable on balances in default is stipulated as shown Schedule I.

6.     OFFSET

       Any amounts due, by either of the parties to this Agreement, whether they arise out of this Agreement, or out of any other reinsurance relationship between the parties, may be offset against the claims of the other party. This right will continue to exist after the termination of this Agreement, or of any business relationship between parties.

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                                   ARTICLE XII

                                     CLAIMS

1.     NOTICE

       The Ceding Company will promptly notify the Reinsurer of all claims.

2.     PROOFS

       In every case of loss, copies of the proofs obtained by the Ceding Company will be taken by the Reinsurer as sufficient. Copies thereof, together with proof of the amount paid on such claim by the Ceding Company will be furnished to the Reinsurer when requesting its share of the claim.

3.     PAYMENT OF BENEFITS

       The Reinsurer will pay its share of all payable claims, however, if the amount reinsured with the Reinsurer is more than the amount retained by the Ceding Company and the claim is contestable, all papers in connection with such claim, including all underwriting and investigation papers, must be submitted to the Reinsurer for recommendation before admission of any liability on the part of the Ceding Company. If the Reinsurer intends to contest a contestable claim, it shall notify the Ceding Company in writing within 10 business days after receiving such papers.

       If the Ceding Company believes a claim is payable but the Reinsurer recommends that said claim be contested, compromised or litigated, the Reinsurer shall be solely responsible and liable for all expenses, judgments and awards for extra-contractual damages arising out of the contest, compromise or litigation of said claim. In such case, the Ceding Company shall be responsible only for its share of the claim and claim expenses and shall have no further liability with respect to said claim.

       If the amount of insurance changes because of a misstatement of rate classification, the Reinsurer's share of reinsurance liability will change proportionately.

4.     CONTESTED CLAIMS

       The Ceding Company shall notify the Reinsurer of its intention to contest, compromise or litigate a claim. Before taking any such action, the Ceding Company shall promptly furnish its underwriting and claim files to the Reinsurer for its review and determination as to whether it agrees with the Ceding Company's proposed action.

       If the Reinsurer agrees with the Ceding Company's proposed action regarding the claim or fails to indicate its disagreement with the Ceding Company's proposed action in writing within 10 business days after receiving the underwriting and claim files, the Reinsurer shall be liable for and shall pay its proportionate share of settlement, judgment or award, including extra-contractual damages awarded against the Ceding Company, in connection with said claim.

       If the Reinsurer disagrees with the Ceding Company's proposed action, and believes the claim in question should be paid, the Reinsurer shall so advise the Ceding Company in writing within 10 business days after receiving the underwriting and claim files. The Reinsurer shall then return the underwriting file to the Ceding Company and promptly pay its share of the claim and claim expenses to the Ceding Company and shall have no further liability with respect to said claim.

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5.     EXTRA CONTRACTUAL OBLIGATIONS

       Except as indicated above, in no event will the following categories of expenses or liabilities be reimbursed:

       a.    Routine investigative or administrative expenses;

       b. Salaries of employees or other internal expenses of the Ceding Company or the original issuing companies;

       c. Extra contractual damages, including punitive damages and exemplary damages; or

       d. Expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits.

                                  ARTICLE XIII

                                   ARBITRATION

1.     GENERAL

       The parties agree to act in all things with the highest good faith. However, if the parties cannot mutually resolve a dispute or claim, which arises out of, or in connection with this Agreement, including formation and validity, and whether arising during, or after the period of this Agreement, the dispute or claim will be referred to arbitration tribunal (a group of three arbitrators), and settled through arbitration.

       The arbitrators will be individuals, other than from the contracting companies, including those who have retired, with more than ten (10) years insurance or reinsurance experience within the life insurance industry.

       The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and any court having jurisdiction of the subject matter, and the parties, may reduce that decision to judgment.

2.     NOTICE

       To initiate arbitration, either party will notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.

3.     PROCEDURE

       Each of the two parties will appoint one arbitrator, and these two arbitrators will select the third arbitrator. Upon the selection of the third arbitrator, the arbitration tribunal will be constituted, and the third arbitrator will act as Chairman of the tribunal.

       If either party fails to appoint an arbitrator within sixty (60) days after the other party has given notice of appointing an arbitrator, then the Arbitration Association, as shown in Schedule I, will appoint an arbitrator for the party that has failed to do so.

       The party that has failed to appoint an arbitrator will be responsible for all expenses levied by the Arbitration Association, for such appointment. Should the two arbitrators be unable to agree on the choice of the third arbitrator, then the appointment of this arbitrator is left to the Arbitration Association. Such expense shall be borne equal by each party to this Agreement.

       The tribunal, may in its sole discretion make orders and directions as it considers to be necessary for the final determination of the matters in dispute. Such orders and directions may be necessary with regard to pleadings, discovery, inspection of documents, examination of witnesses and any other matters relating to the conduct of arbitration. The tribunal, will have the widest discretion permissible under the law, and practice of the place of arbitration, when making such orders or directions.

4.     ARBITRATION COSTS

       All costs of the arbitration will be determined by the tribunal, which may take into account the law and practice of the place of arbitration, and in what manner arbitration costs will be paid, and by whom.

5.     PLACE OF ARBITRATION

       The place of arbitration is as shown in Schedule I.

6.     ARBITRATION SETFLEMENT

       The award of the tribunal, will be in writing, and binding upon the consenting parties.

                                   ARTICLE XIV

                                   INSOLVENCY

In the event of the insolvency of the Ceding Company, all reinsurance will be payable directly to the liquidator, receiver, or statutory successor of the Ceding Company without diminution.

In the event of insolvency of the Ceding Company, the liquidator, receiver, or statutory successor will immediately give written notice to the Reinsurer of all pending claims against the Ceding Company on any policies reinsured. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver, or statutory successor. The expense incurred by the Reinsurer will be chargeable, subject to court approval against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more Reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the Ceding Company.

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Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against, either the Reinsurer or the Ceding Company, with respect to this Agreement or with respect to any other claim of one party against the other, are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

                                   ARTICLE XV

                                RIGHT TO INSPECT

Upon request, the Ceding Company will furnish the Reinsurer with detailed information concerning the risks reinsured under this Agreement. In particular the Reinsurer will be entitled to request that:

1. Copies of the whole or part of any documents relating to the risks and their reinsurance be made available to the Reinsurer at its own expense;

2. During the Ceding Company's normal office hours, these documents will be made available to a representative of the Reinsurer who will be named in advance; notification of such visits will normally be given two weeks in advance and even in urgent cases at least forty-eight hours in advance; and

3. The Reinsurer will have this right of inspection as long as one of the two parties to this Agreement is claiming from the other.

                                   ARTICLE XVI

              UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be the result of an unintentional error, misunderstanding or omission, on the part of either the Ceding Company or the Reinsurer, both the Ceding Company and the Reinsurer, will be restored to the position they would have occupied, had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission.

                                  ARTICLE XVII

                       CHOICE OF LAW, FORUM, AND LANGUAGE

1.     CHOICE OF LAW AND FORUM

       While the parties anticipate that any disputes with respect to this Agreement will be resolved via arbitration pursuant to Article XIII, to the extent a question should arise as to which state's laws govern this Agreement, which state has jurisdiction with respect thereto, the Agreement will in all respects be governed by and construed in accordance with the law and exclusive jurisdiction of the courts as shown in
       Schedule I.

2.     LANGUAGE

       The Parties hereto acknowledge and agree that, even though they may execute this Agreement in both an English version and in another language, as shown in Schedule I, the version as shown in Schedule I will control for all legal purposes in the event of any inconsistency between or disagreement between the two versions.

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                                  ARTICLE XVIII

                          ALTERATIONS TO THE AGREEMENT

This reinsurance Agreement constitutes the entire Agreement between the parties, with respect to the business being reinsured hereunder, and there are no understandings between the parties other than as expressed in this Agreement. Any alterations to the provisions of this Agreement will be made by Amendment, Addenda or by correspondence attached to the Agreement embodying such alterations as may be agreed upon and signed by both parties. These documents will be regarded as part of this Agreement and will be equally binding.

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                                   ARTICLE XIX

                           EXECUTION OF THE AGREEMENT

IN WITNESS OF THE ABOVE,

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

                                       OF

                            WORCESTER, MASSACHUSETTS

                                       AND

                             RGA REINSURANCE COMPANY

                                       OF

                            ST. LOUIS, MISSOURI, USA

HAVE BY THEIR RESPECTIVE OFFICERS EXECUTED AND DELIVERED THIS AGREEMENT IN DUPLICATE ON THE DATES INDICATED BELOW:

ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY


By: /s/                                  By: /s/
    ---------------------------              -------------------------

Title: Vice President                    Title:
       ------------------------                 ----------------------

Date: 2/6/98
      -------------------------


RGA REINSURANCE COMPANY

By: /s/
    ---------------------------

Title: Senior Vice President
       ------------------------
Date: 2/3/98
      -------------------------

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                                   SCHEDULE I

                           REINSURANCE SPECIFICATIONS

COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE, ARTICLE II:

       1.    EFFECTIVE DATE:                This Agreement applies to policies
                                            inforce with the Ceding Company on
                                            January 1, 1998.

       2.    POLICY TERMINATION: REFUNDS:   Unearned premium will be refunded on
                                            lapses, terminations and death.

SCOPE, ARTICLE III:

       1.    CURRENCY:                      United States Dollars ("US$")

       2.    THE REINSURER'S SHARE:         Quota Share 100%

       3.    BASIS OF REINSURANCE:          Risk Premium (YRT)

       4.    REINSURANCE ALLOWANCE:         See Schedule III, Reinsurance
                                            Premiums

       5.    POLICY FEES:                   See Schedule III, Reinsurance
                                            Premiums

       6.    TAXES:                         DAC

             DAC TAX REGULATIONS

             The Ceding Company and the Reinsurer hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended.

             1. The term "party" will refer to either the Ceding Company or the Reinsurer as appropriate.

             2. The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to net consideration as defined in Treasury Regulation Section 1.848-2(f).

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SCOPE, ARTICLE III: (CONTINUED)

       6.    TAXES: (CONINUED)

             3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of IRS
                 Section 848(c)(1).

             4. The Ceding Company and the Reinsurer agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The Ceding Company and the Reinsurer also agree to exchange information which may be otherwise required by the IRS.

             5. The Ceding Company will submit a schedule to the Reinsurer by June 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year.

             6. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company. If the Reinsurer does not so notify the Ceding Company, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year.

             7. If the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each party will report such amount in their respective tax returns for the previous calendar year. If the Ceding Company and the Reinsurer fail to reach agreement on an amount of net consideration, each party may choose to report their own determination of net consideration on their respective tax returns.

             PREMIUM TAX:                   Premium Tax will not be reimbursed.

COVERAGE, ARTICLE IV:

       1.    PLAN(S) AND RIDER(S):          See Schedule II, Business Covered

       2.    RESIDENCE:                     United States, Canada, Puerto Rico
                                            or Guam

RECAPTURE, ARTICLE VI:

       MINIMUM RECAPTURE PERIOD:            Ten (10) years

REINSURANCE PREMIUMS AND ALLOWANCES, ARTICLE VII:

       1.    LIFE REINSURANCE:              See Schedule III, Reinsurance
                                            Premiums

       2.    SUBSTANDARD PREMIUMS:          See Schedule III, Reinsurance
                                            Premiums

RESERVES, ARTICLE VIII:

       The Ceding Company agrees to post on its books any deficiency reserves on the coverage reinsured under this Agreement.

POLICY ALTERATIONS (ARTICLE X):

       1.    EXCHANGE OR CONVERSIONS:       See Schedule III, Reinsurance
                                            Premiums

       2.    RE-ENTRY'S:                    See Schedule III, Reinsurance
                                            Premiums

POLICY ADMINISTRATION AND PREMIUM ACCOUNTING, (ARTICLE XI):

       1.    ACCOUNTING PERIOD AND          Monthly
             PREMIUM DUE:

       2.    ACCOUNTING ITEMS:              See  Schedule V,  Sample  Statement
                                            Specifications  and Schedule VI,
                                            Sample Policy Exhibit

       3.    REINSURANCE ADMINISTRATION:    Self Administration (Client
                                            Administers)

       4.    BALANCES IN DEFAULT:

             The Reinsurer reserves the right to charge interest at the Prime Rate plus 2% as stated in the Wall Street Journal on the 1st business day in January prior to the due date of the premium when:

             a. Renewal premiums are not paid within sixty (60) days of the due date.

             b. Premiums for new business are not paid within one hundred twenty (120) days of the date the policy is issued.

ARBITRATION (ARTICLE XIII):

       1.    ARBITRATION ASSOCIATION:       American Arbitration Association

             If the American Arbitration Association is unable to appoint an arbitrator with the industry experience required by Article XIII, then ARIAS.US shall serve as the Arbitration Association.

       2.    PLACE OF ARBITRATION:          St. Louis, Missouri, USA

CHOICE OF LAW, FORUM AND LANGUAGE (ARTICLE XVII):

       1.    CHOICE OF LAW AND FORUM:       Missouri, USA

       2.    LANGUAGE:                      English

                                   SCHEDULE II

                                BUSINESS COVERED

                            EFFECTIVE JANUARY 1, 1998

PLAN(S)

UNIVERSAL LIFE

Exceptional Life:                        UL83
                                         EL84
                                         EL85
                                         EL86

NS Exceptional Life:                     NSUL83
                                         NSEL84
                                         NSEL85
                                         NSEL86

Pennsylvania Exceptional Life:           UL83PA
                                         EL84PA
                                         EL85PA

Exceptional Life Unisex:                 ELU86
NS Exceptional Life Unisex:              NSELU86
Exceptional Life Plus:                   EL89
Exceptional Life IV:                     EL93
NS Exceptional Life Plus:                NSEL89
NS Exceptional Life IV:                  NSEL93
Exceptional Life Plus Unisex:            ELU89
Exceptional Life IV Unisex:              ELU93
NS Exceptional Life Plus Unisex:         NSELU89
NS Exceptional Life IV Unisex:           NSELU93

Exceptional Retirement Life:             PTUL83
                                         ERL85
                                         ERL86
                                         PUTLNY
                                         ERLNY85

NS Exceptional Retirement Life:          NSPTUL83
                                         NSERL85
                                         NSERL86
                                         NSPTULNY

NS Exceptional Retirement Life NY:       NSERLNY5

Payroll Exceptional Life:                PEL85
NS Payroll Exceptional Life:             NSPEL85

VARIABLE UNIVERSAL LIFE

Vari-Exceptional Life:                   VELU87
                                         VELU91
                                         VELU93
                                         NSVELU87
                                         NSVELU91
                                         NSVELU93
                                         VEL87
                                         VEL91
                                         VEL93
                                         NSVEL87
                                         NSVEL91
                                         NSVEL93

Select Vari-Exceptional Life:            VSEL94
                                         NSVSEL94
                                         VSELU94
                                         NSVSELU4

                                  SCHEDULE III

                              REINSURANCE PREMIUMS

LIFE:

       Business Covered, as shown in Schedule II will be reinsured on the yearly renewable term basis with the Reinsurer participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies). The mortality risk shall be the net amount at risk on that portion of the policy which is reinsured with the Reinsurer.

       REINSURANCE PREMIUMS

       Reinsurance premiums will be determined according to the amount reinsured with the Reinsurer per insured life as follows. The life reinsurance premium will be calculated as [ (i) X (ii) X (iii) ], where, (i) is the appropriate life premium rate, from the attached Rate Table below, for the age of the insured, at the beginning of the policy year, (ii) is the appropriate Rate Table Multiple as shown below, (iii) is the amount at risk reinsured for that policy year.

       REINSURANCE ALLOWANCES

       Reinsurance Allowances will be calculated, payable from the Reinsurer to the Ceding Company, as [ (i) X (ii) X (iii) X (iv), where (iv) is the appropriate Allowance as shown below.

                                                                           RATE
                             RATE         UNDERWRITING                    TABLE
           PLAN              TABLE           CLASS                       MULTIPLE               ALLOWANCE
           ----              -----        ------------                   --------               ---------
       Universal              S-1         Preferred
       Life                               Nonsmoker                        50%                   60.00%
                                          Non-Preferred
                                          Nonsmoker                        50%                   45.00%
                                          Preferred
                                          Smoker                           50%                   23.33%
                                          Non-Preferred
                                          Smoker                           50%                   10.00%

       Variable               S-1         Preferred
       Universal                          Nonsmoker                        50%                   65.00%
       Life                               Non-Preferred
                                          Nonsmoker                        50%                   47.00%
                                          Preferred
                                          Smoker                           50%                   33.33%
                                          Non-Preferred
                                          Smoker                           50%                   16.67%

       PREMIUM ADJUSTMENTS

       The Reinsurer reserves the right to increase the reinsurance Rate Table Multiple, but not above 100%.

       ALLOWANCE ADJUSTMENTS

       In the event the Reinsurer exercises its right to raise the Rate Table Multiple, a new allowance will be payable according to the following formula:

                          [(1 - CA) X CRTM]
                          -----------------
        NA = 1      -                 NRTM

        where:

        NA          =     New Allowance
        CA          =     Current allowance
        CRTM        =     Current Rate Table Multiple
        NRTM        =     New Rate Table Multiple

SUBSTANDARD PREMIUMS:

       SUBSTANDARD TABLE EXTRA

       Premiums will be increased by any (flat) extra premium or substandard premium charged the insured on the face amount initially reinsured. For substandard table ratings, premiums will be increased by the following percent per table:

                                       25%

       FLAT EXTRA PREMIUMS

       The premium will be increased by any flat extra premium charged the insured on the face amount initially reinsured, less total allowances as shown below:

                   FIRST YEAR PERMANENT            FIRST YEAR TEMPORARY
                 PAYABLE 6 YEARS OR MORE:          PAYABLE 1 - 5 YEARS:              RENEWAL:
                 ------------------------          --------------------              --------
                           100%                             20%                        20%

                                RATE SCHEDULE S-1

                                   SCHEDULE IV

                                     LIMITS

AGE LIMITS:

       0 - 90

AUTOMATIC BINDING LIMITS:

       This is based on the total amount of reinsurance required for all policies on a single life.

                                               STANDARD-TABLE H & FLAT                 TABLE J-TABLE P & FLAT
                  AGE                            EXTRAS OF $20 OR LESS                     EXTRAS OVER $20
                  ---                          -----------------------                 ----------------------
                   0                           $   750,000                                   $ 500,000

                 1 - 60                        $ 2,250,000                                   $ 500,000

                61 - 70                        $ 1,250,000                                   $ 750,000

                71 - 80                        $   750,000                                   $ 500,000

                81 - 85                        $   750,000 (up to Table F)                   $ 250,000

                                   SCHEDULE V

                           REINSURANCE SPECIFICATIONS

FIELD NAME                          FIELD DESCRIPTION
----------                          -----------------
INSURED NAME                        Name of the Insured (This field would include all names)
BIRTHDATE                           Date of Birth of Insured (YYYYMMDD)
SEX                                 Sex of Insured (M - Male, F - Female)
POLNO                               Policy Number
ORIG_ISSUE                          Original Date Issued (YYYYMMDD)
REINISSUE                           Issue Date, Conversion Date (YYYYMMDD)
POL_AGE                             Age Premiums are Based
STATERES                            Insured State of Residence (MO - Missouri)
PLANID                              Plan Name (UL, ART, WL, .... etc.)
SRC                                 Source of Business (NB-New Business, CV-Conversion)
REINSURANCE_TYPE                    Reinsurance Type (Y-YRT, C-Coinsurance)
SMKCLASS                            Smoker Class (E.G. NP = Nonsmoker Preferred)
ANLXB                               Age Nearest (N), Age Last (L), or Age Next (X)
TREATY_NUMBER                       Ceding Company's Treaty Number
PAY_MODE                            Payment Mode (M - Monthly, A - Annual, S - Semiannual)
EFFDATE                             Effective Date of Transaction (YYYYMMDD)
AUTOFAC                             Automatic/Facultative Indicator
TRANS_CODE                          Type of Transaction (D-Decrease, R-Recapture, I-Renewal,...etc.)
LFOFACE                             Original Life Face Amount of Policy
LFRFACE                             Life Face Amount Ceded to RGA Re
LFMORTFCT                           Life Mortality Factor (01 = Standard)
WPRFACE                             Waiver Premium Reinsurance Face Amount
ADBRFACE                            Accidental Death Benefit Reinsurance Face
OTHRFACE                            Other Reinsurance Face
EXPREM                              Extra Premium Per 1000 (Flat Extra: 500 = $5)
YRSTEMPF                            Years of Temporary Flat Extra (10)
NAR                                 Net Amount at Risk
LFPREM                              Life Premium
WPPREM                              NET Waiver Premium
ADBPREM                             NET Accidental Death Premium
OTHERPREM                           NET Other Premium
FEPREM                              NET Flat Extra Premium
POLFEE                              NET Policy Fee Premium
ALLOW                               Life Premium Allowance

Second_Insr                         (Second Insured Information)
JOINTPOLNO                          Joint Policy Number, if applicable
INSURED NAME                        Insured Name (This field would include all Names)
DOB_2                               Second Insured Date of Birth
AGE_2                               Second Insured Age
SEX_2                               Second Insured Sex
SMKCLASS_2                          Smoker Code (E.G. NP = Nonsmoker Preferred)

This list is a list of what is desired, but not required information for electronic processing by our company. If you would like to submit information electronically, please contact Lisa Kattengell at (314)453-7336 to discuss specific details for data transfer.

       -     We prefer to receive data in ASCII if sent on diskette.
       - We prefer to receive transaction information monthly and inforce information quarterly.
       - If possible we would like to have a separate record for each transaction.
       - If new plans/treaty numbers are added or altered, we will need a list of their definitions, prior to the change being received.
       - Please supply a new layout with any additions or alterations to the tape layout.
       -     We also have the capabilities of receiving data by modem transfer.

                                   SCHEDULE VI

                           REINSURANCE SPECIFICATIONS

                              SAMPLE POLICY EXHIBIT

       POLICY SUMMARY                                    NUMBER OF                REINSURANCE
       CLASSIFICATION                                     POLICIES                  AMOUNT
       --------------                                    ---------                -----------
       Inforce as of Last Report                            878                $ 410,220,973.00

       New Issues                                             2                $     516,666.00
       Reinstatements                                         3                $     483,334.00
       Increases                                                               $     500,000.00
       Decreases - Still Inforce                                               $     133,332.00
       Rollover - In                                          0                $           0.00

       DEDUCT BY:
               Death                                          0                $           0.00
               Surrender                                      1                $     250,000.00
               Lapse                                          4                $   1,000,001.00
               Conversion - Out                               0                $           0.00
               Decreases - Termination                        3                $     299,999.00
               Inactive - Pending                             0                $           0.00
               Not Taken                                      0                $           0.00

       Inforce as of Current Report                         875                $ 410,037,641.00

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       Nonsmoker      ANB

                                                          POLICY YEAR
ISSUE
AGE    01      02      03      04      05      06      07      08      09      10      11      12      13      14      15
-----  ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
000    2.46    1.48     .96     .86     .76     .68     .66     .58     .54     .54     .50     .56     .62     .76    1.08
001     .98     .94     .84     .72     .56     .46     .44     .44     .48     .48     .54     .60     .76    1.08    1.36
002     .70     .74     .66     .56     .46     .44     .42     .48     .48     .54     .60     .74    1.08    1.36    2.02
003     .70     .58     .50     .46     .44     .40     .44     .48     .54     .60     .74    1.06    1.36    2.02    2.28
004     .58     .50     .46     .44     .40     .44     .48     .54     .60     .72    1.04    1.32    1.98    2.22    2.44

005     .50     .46     .44     .40     .44     .48     .54     .60     .72    1.00    1.32    1.92    2.18    2.32    2.62
006     .46     .44     .40     .44     .48     .54     .60     .72    1.00    1.32    1.88    2.14    2.28    2.42    2.74
007     .38     .40     .44     .48     .54     .60     .70    1.00    1.32    1.74    2.10    2.26    2.38    2.46    2.80
008     .36     .42     .42     .54     .58     .70    1.00    1.32    1.74    2.10    2.26    2.38    2.46    2.60    2.78
009     .38     .40     .48     .58     .70    1.00    1.32    1.74    2.10    2.26    2.38    2.46    2.60    2.70    2.72

010     .36     .44     .54     .70    1.00    1.32    1.74    2.10    2.26    2.38    2.46    2.60    2.70    2.72    2.64
011     .40     .50     .68    1.00    1.32    1.74    2.10    2.26    2.38    2.46    2.60    2.70    2.72    2.60    2.54
012     .46     .64    1.00    1.32    1.74    2.10    2.26    2.38    2.46    2.60    2.70    2.72    2.60    2.50    2.40
013     .60     .92    1.26    1.74    2.10    2.24    2.38    2.44    2.48    2.56    2.62    2.60    2.50    2.40    2.32
014     .88    1.18    1.74    2.10    2.24    2.34    2.44    2.46    2.46    2.48    2.52    2.50    2.38    2.32    2.26

015    1.16    1.74    2.10    2.24    2.34    2.42    2.46    2.44    2.40    2.40    2.38    2.36    2.26    2.24    2.22
016    1.74    2.10    2.24    2.34    2.42    2.40    2.42    2.38    2.32    2.28    2.24    2.24    2.18    2.18    2.18
017    3.10    2.24    2.34    2.42    2.40    2.36    2.36    2.30    2.22    2.14    2.10    2.12    2.10    2.12    2.16
018    2.06    2.20    2.26    2.30    2.28    2.22    2.22    2.14    2.08    2.02    2.00    2.04    2.02    2.06    2.14
019    2.00    2.10    2.12    2.14    2.10    2.08    2.04    1.96    1.92    1.90    1.94    1.94    1.96    2.02    2.14

020    1.86    1.94    1.94    1.94    1.94    1.90    1.86    1.80    1.80    1.82    1.86    1.88    1.92    2.02    2.16
021    1.68    1.74    1.74    1.74    1.74    1.72    1.70    1.66    1.70    1.72    1.80    1.84    1.92    2.04    2.22
022    1.46    1.52    1.52    1.52    1.54    1.54    1.54    1.54    1.60    1.66    1.76    1.82    1.92    2.08    2.30
023    1.46    1.52    1.50    1.50    1.50    1.52    1.54    1.54    1.60    1.68    1.80    1.88    2.00    2.20    2.42
024    1.46    1.48    1.46    1.46    1.48    1.52    1.54    1.56    1.64    1.74    1.86    1.94    2.10    2.34    2.58

025    1.44    1.44    1.44    1.44    1.48    1.52    1.54    1.58    1.68    1.80    1.92    2.06    2.24    2.50    2.76
026    1.40    1.40    1.42    1.44    1.46    1.52    1.56    1.64    1.76    1.90    2.04    2.18    2.40    2.70    2.98
207    1.36    1.36    1.40    1.42    1.46    1.54    1.62    1.72    1.84    2.02    2.16    2.34    2.60    2.94    3.26
028    1.32    1.36    1.42    1.46    1.52    1.62    1.72    1.84    2.00    2.16    2.34    2.56    2.84    3.22    3.62
029    1.30    1.36    1.46    1.52    1.62    1.72    1.84    2.00    2.16    2.34    1.56    2.84    3.16    3.62    4.06

ISSUE           ATTND
AGE    000016+   AGE
-----  -------  -----
000       1.36    015
001       2.02    016
002       2.28    017
003       2.44    018
004       2.62    019

005       2.74    020
006       2.80    021
007       2.82    022
008       2.80    023
009       2.76    024

010       2.68    025
011       2.58    026
012       2.48    027
013       2.40    028
014       2.34    029

015       2.28    030
016       2.24    031
017       2.22    032
018       2.24    033
019       2.28    034

020       2.34    035
021       2.44    036
022       2.56    037
023       2.72    038
024       2.90    039

025       3.12    040
026       3.40    041
207       3.74    042
028       4.14    043
029       4.62    044

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       Nonsmoker      ANB

                                                          POLICY YEAR
ISSUE
AGE    01      02     03      04      05      06      07      08      09      10      11      12      13      14      15
-----  ----    ----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
030    1.28    1.36    1.52    1.62    1.72    1.84    2.00    2.16    2.34    2.56    2.84    3.16    3.62    4.06    4.52
031    1.26    1.38    1.58    1.72    1.84    2.00    2.16    2.34    2.56    2.84    3.16    3.62    4.06    4.52    5.06
032    1.26    1.42    1.68    1.84    2.00    2.16    2.34    2.56    2.80    3.16    3.62    4.06    4.52    5.06    5.66
033    1.26    1.44    1.76    1.96    2.16    2.34    2.56    2.80    3.16    3.56    4.02    4.50    5.06    5.66    6.34
034    1.26    1.46    1.86    2.10    2.34    2.56    2.80    3.16    3.56    4.02    4.48    5.06    5.62    6.32    7.08

035    1.26    1.52    1.98    2.28    2.56    2.80    3.16    3.56    4.02    4.48    5.06    5.60    6.26    7.04    7.88
036    1.30    1.58    2.12    2.50    2.80    3.16    3.56    4.02    4.48    5.06    5.60    6.20    6.96    7.82    8.72
037    1.34    1.68    2.30    2.74    3.16    3.56    4.02    4.48    5.06    5.60    6.16    6.86    7.72    8.64    9.64
038    1.40    1.78    2.46    2.94    3.40    3.82    4.32    4.82    5.44    6.08    6.70    7.52    8.50    9.56   10.66
039    1.48    1.90    2.66    3.18    3.66    4.14    4.66    5.20    5.86    6.54    7.28    8.20    9.34   10.56   11.76

040    1.58    2.04    2.90    3.46    4.00    4.46    5.02    5.58    6.26    7.02    7.88    8.94   10.26   11.64   12.96
041    1.70    2.22    3.18    3.80    4.34    4.84    5.40    5.96    6.66    7.50    8.48    9.72   11.24   12.82   14.24
042    1.84    2.44    3.52    4.18    4.74    5.24    5.78    6.36    7.04    7.98    9.14   10.56   12.30   14.10   15.70
043    1.98    2.74    3.84    4.60    5.22    5.76    6.36    6.94    7.66    8.66    9.92   11.42   13.26   15.22   17.00
044    2.16    3.06    4.22    5.04    5.72    6.34    6.94    7.58    8.34    9.40   10.74   12.32   14.32   16.40   18.44

045    2.34    3.44    4.62    5.50    6.26    6.94    7.58    8.28    9.12   10.16   11.60   13.32   15.46   17.70   20.04
046    2.56    3.88    5.02    6.00    6.80    7.56    8.28    9.12    9.82   10.96   12.56   14.38   16.70   19.12   21.78
047    2.78    4.34    5.46    6.50    7.38    8.26    9.12    9.78   10.62   11.86   13.58   15.56   18.06   20.68   23.70
048    2.98    4.54    5.68    6.80    7.80    8.76    9.74   20.56   11.60   12.98   15.06   17.28   19.88   22.60   25.58
049    3.20    4.70    5.90    7.08    8.18    9.24   10.36   11.40   12.66   14.24   16.72   19.20   21.92   24.64   27.50

050    3.40    4.84    6.08    7.32    8.58    9.74   11.02   12.30   13.86   15.66   18.60   21.38   24.12   26.80   29.54
051    3.60    4.96    6.24    7.54    8.94   10.24   11.72   13.30   15.18   17.22   20.70   23.78   26.48   29.12   31.66
052    3.80    5.04    6.34    7.70    9.30   10.76   12.46   14.40   16.64   18.96   23.02   26.36   29.04   31.60   33.92
053    4.12    5.50    6.92    8.46   10.16   11.80   13.68   15.78   18.22   20.86   25.26   29.04   31.60   33.92   38.32
054    4.46    5.98    7.56    9.28   11.14   12.94   15.04   17.32   19.92   22.88   27.70   31.60   33.92   38.32   43.24

055    4.82    6.54    8.24   10.20   12.22   14.22   16.54   19.00   21.72   25.08   30.34   33.92   38.32   43.24   48.78
056    5.22    7.12    9.02   11.22   13.42   15.66   18.18   20.76   23.66   27.46   33.24   38.32   43.24   48.78   54.94
057    5.64    7.78    9.88   12.36   14.76   17.20   19.92   22.66   25.74   30.06   36.42   42.72   48.78   54.30   61.74
058    5.92    8.26   10.88   13.48   16.20   18.40   21.18   24.10   27.32   31.88   38.44   44.86   51.28   57.16   65.52
059    6.20    8.74   12.00   14.68   17.74   19.64   22.46   25.58   28.94   33.76   40.50   46.98   53.70   59.88   69.40

ISSUE           ATTND
AGE    000016+   AGE
-----  -------  -----
030       5.16    045
031       5.78    046
032       6.48    047
033       7.22    048
034       8.04    049

035       8.90    050
036       9.84    051
037      10.88    052
038      12.00    053
039      13.22    054

040      14.54    055
041      16.02    056
042      17.64    057
043      19.46    058
044      21.50    059

045      23.78    060
046      26.34    061
047      29.14    062
048      32.14    063
049      35.42    064

050      39.00    065
051      42.94    066
052      47.30    067
053      52.10    068
054      57.38    069

055      63.14    070
056      69.36    071
057      76.00    072
058      83.20    073
059      91.08    074

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       Nonsmoker      ANB

                                                          POLICY YEAR
ISSUE
AGE    01      02       03       04       05       06       07       08       09       10       11       12       13       14
-----  -----   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
060     6.46     9.26    13.22    15.94    19.42    20.92    23.78    27.14    30.64    35.70    42.56    48.96    55.94    62.56
061     6.74     9.78    14.52    17.28    20.92    23.18    25.16    28.76    32.36    37.63    44.52    50.78    58.08    65.22
062     7.00    10.28    15.94    18.72    23.18    23.66    26.58    30.42    34.10    39.54    46.36    52.42    60.12    67.86
063     7.78    11.54    17.48    20.96    23.66    26.58    30.42    34.10    40.22    44.84    51.58    57.74    66.28    75.50
064     8.64    12.94    19.14    23.46    26.58    30.42    34.10    40.22    44.84    51.58    57.38    65.86    73.10    84.04

065     9.60    14.52    21.00    26.26    30.42    34.10    40.22    44.84    51.58    57.38    65.86    70.24    80.68    93.50
066    10.64    16.28    23.02    29.38    34.10    40.22    44.84    51.58    57.38    65.86    69.38    77.56    89.02   103.94
067    11.82    18.24    25.24    32.84    40.22    44.84    51.58    57.38    65.86    68.94    76.84    85.60    98.16   115.36
068    13.02    20.08    27.78    36.08    44.08    49.08    56.46    62.88    68.94    75.64    84.28    93.82   107.46   124.36
069    14.34    22.10    30.50    39.52    48.24    53.74    61.88    68.94    75.64    82.98    92.40   102.72   117.44   135.54

070    15.78    24.28    33.44    43.28    52.82    58.88    67.84    75.64    82.98    90.96   101.14   112.26   128.00   147.38
071    17.34    26.60    36.60    47.38    57.88    64.56    74.44    82.98    90.96    99.58   110.54   122.34   139.20   160.42
072    19.00    29.12    40.08    51.92    63.46    70.84    81.66    90.94    99.58   108.82   120.46   133.04   151.52   174.68
073    20.80    31.88    43.92    56.92    69.62    77.70    89.50    99.56   108.82   118.60   131.00   144.82   164.98   190.14
074    22.76    34.94    48.14    62.46    76.38    85.16    97.98   108.82   118.60   128.98   142.60   157.70   179.58   206.82

075    24.94    38.30    52.82    68.50    83.72    93.24   107.08   118.60   128.98   140.40   155.26   171.66   195.34   224.70
076    27.34    42.02    57.94    75.10    91.66   101.90   116.70   128.96   140.40   152.88   169.02   186.70   212.22   243.52
077    30.00    46.10    63.52    82.22   100.16   111.06   126.92   140.38   152.86   166.40   183.84   202.86   230.00   262.96
078    32.92    50.54    69.54    89.84   109.16   120.76   138.14   152.86   166.40   181.00   199.74   219.84   248.34   282.98
079    36.08    55.32    76.00    97.92   118.72   131.46   150.42   166.38   181.00   196.66   216.46   237.38   267.26   303.62

080    39.50    60.46    82.82   106.48   129.22   143.14   163.74   180.98   196.64   213.12   233.72   255.46   286.74   324.86
081    43.16    65.90    90.06   115.90   140.70   155.82   178.10   196.62   213.12   230.12   257.54   274.08   306.80   346.70
082    47.04    71.66    98.04   126.20   153.16   169.48   193.50   213.10   230.12   247.66   269.88   293.26   327.44   369.14
083    51.16    78.00   106.76   137.38   166.60   184.14   209.70   230.10   247.64   265.70   288.76   312.98   348.64   392.20
084    55.68    84.94   116.20   149.44   181.00   199.56   226.44   247.62   265.70   284.30   308.16   333.24   370.42   415.86

085    60.64    92.46   126.40   162.36   196.16   215.48   243.68   265.68   284.28   303.42   328.12   354.06   392.76   440.12
086    66.00   100.56   137.32   175.94   211.80   231.88   261.46   284.26   303.40   323.06   348.62   375.42   415.68   465.00
087    71.80   109.26   148.82   189.98   227.94   248.80   279.74   303.38   323.04   343.24   369.64   397.32   439.16   490.46
088    78.00   118.40   160.70   204.46   244.56   266.20   298.56   323.02   343.22   363.94   391.22   419.76   463.22   999.99
089    84.54   127.84   172.94   219.36   261.66   284.10   317.88   343.20   363.92   385.18   413.32   442.76   999.99   999.99

ISSUE                   ATTND
AGE    15      000016+   AGE
-----  ------  -------  -----
060     73.42    99.80    075
061     77.64   109.42    076
062     82.06   120.06    077
063     89.32   131.70    078
064     97.20   144.36    079

065    105.66   158.04    080
066    115.36   172.72    081
067    124.36   188.24    082
068    135.54   204.70    083
069    147.38   222.82    084

070    160.44   242.62    085
071    174.70   264.10    086
072    190.16   287.26    087
073    206.84   312.10    088
074    224.72   338.24    089

075    243.54   365.22    090
076    262.98   393.04    091
077    283.00   421.70    092
078    303.64   451.20    093
079    324.88   481.54    094

080    346.72   512.72    095
081    369.18   544.74    096
082    392.24   577.60    097
083    415.90   611.30    098
084    440.16   645.84    099

085    465.04
086    490.50
087    999.99
088    999.99
089    999.99

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       Nonsmoker      ANB

                                                          POLICY YEAR
ISSUE
AGE    01      02       03       04       05       06       07       08       09       10       11       12       13       14
-----  -----   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
090    91.28   137.58   185.54   234.72   279.26   302.50   337.74   363.90   385.16   406.94   435.96   999.99   999.99   999.99

ISSUE                   ATTND
AGE    15      000016+   AGE
-----  ------  -------  -----
090    999.99

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       Smoker         ANB

                                                          POLICY YEAR
ISSUE
AGE    01      02      03      04      05      06      07      08      09      10      11      12      13      14      15
-----  ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
000    3.69    2.22    1.44    1.29    1.14    1.02     .99     .87     .81     .81     .75     .84     .93    1.14    1.62
001    1.47    1.41    1.26    1.08     .84     .69     .66     .66     .72     .72     .81     .90    1.14    1.62    2.04
002    1.05    1.11     .99     .84     .69     .66     .63     .72     .72     .81     .90    1.11    1.62    2.04    3.03
003    1.05     .87     .75     .69     .66     .60     .66     .72     .81     .90    1.11    1.59    2.04    3.03    3.42
004     .87     .75     .69     .66     .60     .66     .72     .81     .90    1.08    1.56    1.98    2.97    3.33    3.66

005     .75     .69     .66     .60     .66     .72     .81     .90    1.08    1.50    1.98    2.88    3.27    3.48    3.93
006     .69     .66     .60     .66     .72     .81     .90    1.08    1.50    1.98    2.82    3.21    3.42    3.63    4.11
007     .57     .60      .6     .72     .81     .90    1.05    1.50    1.98    2.61    3.15    3.39    3.57    3.69    4.20
008     .54     .63     .63     .81     .87    1.05    1.50    1.98    2.61    3.15    3.39    3.57    3.69    3.90    4.17
009     .57     .60     .72     .87    1.05    1.50    1.98    2.61    3.15    3.39    3.57    3.69    3.90    4.05    4.08

010     .54     .66     .81    1.05    1.50    1.98    2.61    3.15    3.39    3.57    3.69    3.90    4.05    4.08    3.96
011     .60     .75    1.02    1.50    1.98    2.61    3.15    3.39    3.57    3.69    3.90    4.05    4.08    3.90    3.81
012     .69     .96    1.50    1.98    2.61    3.15    3.39    3.57    3.69    3.90    4.05    4.08    3.90    3.75    3.60
013     .90    1.38    1.89    2.61    3.15    3.36    3.57    3.66    3.72    3.84    3.93    3.90    3.75    3.60    3.48
014    1.32    1.77    2.61    3.15    3.36    3.51    3.66    3.69    3.69    3.72    3.78    3.75    3.57    3.48    3.39

015    1.74    2.61    3.15    3.36    3.51    3.63    3.69    3.66    3.60    3.60    3.57    3.54    3.39    3.36    3.33
016    2.61    3.15    3.36    3.51    3.63    3.60    3.63    3.57    3.48    3.42    3.36    3.36    3.27    3.27    3.27
017    3.15    3.36    3.51    3.63    3.60    3.54    3.54    3.45    3.33    3.21    3.15    3.18    3.15    3.18    3.24
018    3.09    3.30    3.39    3.45    3.42    3.33    3.33    3.21    3.12    3.03    3.00    3.06    3.03    3.09    3.21
019    3.00    3.15    3.18    3.21    3.15    3.12    3.06    2.94    2.88    2.85    2.91    2.91    2.94    3.03    3.21

020    2.79    2.91    2.91    2.91    2.91    2.85    2.79    2.70    2.70    2.73    2.79    2.82    2.88    3.03    3.24
021    2.52    2.61    2.61    2.61    2.61    2.58    2.55    2.49    2.55    2.58    2.70    2.76    2.88    3.06    3.33
022    2.19    2.28    2.28    2.28    2.31    2.31    2.31    2.31    2.40    2.49    2.64    2.73    2.88    3.12    3.45
023    2.19    2.28    2.25    2.25    2.25    2.28    2.31    2.31    2.40    2.52    2.70    2.82    3.00    3.30    3.63
024    2.19    2.22    2.19    2.19    2.22    2.28    2.31    2.34    2.46    2.61    2.79    2.91    3.15    3.51    3.87

025    2.16    2.16    2.16    2.16    2.22    2.28    2.31    2.37    2.52    2.70    2.88    3.09    3.36    3.75    4.14
026    2.10    2.10    2.13    2.16    2.19    2.28    2.34    2.46    2.64    2.85    3.06    3.27    3.60    4.05    4.47
027    2.04    2.04    2.10    2.13    2.19    2.31    2.43    2.58    2.76    3.03    3.24    3.51    3.90    4.41    4.89
028    1.98    2.04    2.13    2.19    2.28    2.43    2.58    2.76    3.00    3.24    3.51    3.84    4.26    4.83    5.43
029    1.95    2.04    2.19    2.28    2.43    2.58    2.76    3.00    3.24    3.51    3.84    4.26    4.74    5.43    6.09

ISSUE           ATTND
AGE    000016+   AGE
-----  -------  -----
000       2.04    015
001       3.03    016
002       3.42    017
003       3.66    018
004       3.93    019

005       4.11    020
006       4.20    021
007       4.23    022
008       4.20    023
009       4.14    024

010       4.02    025
011       3.87    026
012       3.72    027
013       3.60    028
014       3.51    029

015       3.42    030
016       3.36    031
017       3.33    032
018       3.36    033
019       3.42    034

020       3.51    035
021       3.66    036
022       3.84    037
023       4.08    038
024       4.35    039

025       4.68    040
026       5.10    041
027       5.61    042
028       6.21    043
029       6.93    044

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       Smoker         ANB

                                                          POLICY YEAR
ISSUE
AGE     01      02       03       04       05       06       07       08       09       10       11       12       13       14
-----   ----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
030     1.92     2.04     2.28     2.43     2.58     2.76     3.00     3.24     3.51     3.84     4.26     4.74     5.43     6.09
031     1.89     2.07     2.37     2.58     2.76     3.00     3.24     3.51     3.84     4.26     4.74     5.43     6.09     6.78
032     1.89     2.13     2.52     2.76     3.00     3.24     3.51     3.84     4.20     4.74     5.43     6.09     6.78     7.59
033     1.89     2.16     2.64     2.94     3.24     3.51     3.84     4.20     4.74     5.34     6.03     6.75     7.59     8.49
034     1.89     2.19     2.79     3.15     3.51     3.84     4.20     4.74     5.34     6.03     6.72     7.59     8.43     9.48

035     1.89     2.28     2.97     3.42     3.84     4.20     4.74     5.34     6.03     6.72     7.59     8.40     9.39    10.56
036     1.95     2.37     3.18     3.75     4.20     4.74     5.34     6.03     6.72     7.59     8.40     9.30    10.44    11.73
037     2.01     2.52     3.45     4.11     4.74     5.34     6.03     6.72     7.59     8.40     9.24    10.29    11.58    12.96
038     2.10     2.67     3.69     4.41     5.10     5.73     6.48     7.23     8.16     9.12    10.05    11.28    12.75    14.34
039     2.22     2.85     3.99     4.77     5.49     6.21     6.99     7.80     8.79     9.81    10.92    12.30    14.01    15.84

040     2.37     3.06     4.35     5.19     6.00     6.69     7.53     8.37     9.39    10.53    11.82    13.41    15.39    17.46
041     2.55     3.33     4.77     5.70     6.51     7.26     8.10     8.94     9.99    11.25    12.72    14.58    16.86    19.23
042     2.76     3.66     5.28     6.27     7.11     7.86     8.67     9.54    10.56    11.97    13.71    15.84    18.45    21.15
043     2.97     4.11     5.76     6.90     7.83     8.64     9.54    10.41    11.49    12.99    14.88    17.13    19.89    22.83
044     3.24     4.59     6.33     7.56     8.58     9.51    10.41    11.37    12.51    14.10    16.11    18.48    21.48    24.60

045     3.51     5.16     6.93     8.25     9.39    10.41    11.37    12.42    13.68    15.24    17.40    19.98    23.19    26.55
046     3.84     5.82     7.53     9.00    10.20    11.34    12.42    13.68    14.73    16.44    18.84    21.57    25.05    28.68
047     4.17     6.51     8.19     9.75    11.07    12.39    13.68    14.67    15.93    17.79    20.37    23.34    27.09    31.02
048     4.47     6.81     8.52    10.20    11.70    13.14    14.61    15.84    17.40    19.47    22.59    25.92    29.82    33.90
049     4.80     7.05     8.85    10.62    12.27    13.86    15.54    17.10    18.99    21.36    25.08    28.80    32.88    36.96

050     5.10     7.26     9.12    10.98    12.87    14.61    16.53    18.45    20.79    23.49    27.90    32.07    36.18    40.20
051     5.40     7.44     9.36    11.31    13.41    15.36    17.58    19.95    22.77    25.83    31.05    35.67    39.72    43.68
052     5.70     7.56     9.51    11.55    13.95    76.14    18.69    21.60    24.96    28.44    34.53    39.54    43.56    47.40
053     6.18     8.25    10.38    12.69    15.24    17.70    20.52    23.67    27.33    31.29    37.89    43.56    47.40    50.88
054     6.69     8.97    11.34    13.92    16.71    19.41    22.56    25.98    29.88    34.32    41.55    47.40    50.88    57.48

055     7.23     9.81    12.36    15.30    18.33    21.33    24.81    28.50    32.58    37.62    45.51    50.88    57.48    64.86
056     7.83    10.68    13.53    16.83    20.13    23.49    27.27    31.14    35.49    41.19    49.86    57.48    64.86    73.17
057     8.46    11.67    14.82    18.54    22.14    25.80    29.88    33.99    38.61    45.09    54.63    64.08    73.17    81.45
058     8.88    12.39    16.32    20.22    24.30    27.60    31.77    36.15    40.98    47.82    57.66    67.29    76.92    85.74
059     9.30    13.11    18.00    22.02    26.61    29.46    33.69    38.37    43.41    50.64    60.75    70.47    80.55    89.82

ISSUE                   ATTND
AGE    15      000016+   AGE
-----  ------  -------  -----
030      6.78     7.74    045
031      7.59     8.67    046
032      8.49     9.72    047
033      9.51    10.83    048
034     10.62    12.06    049

035     11.82    13.35    050
036     13.08    14.76    051
037     14.46    16.32    052
038     15.99    18.00    053
039     17.64    19.83    054

040     19.44    21.81    055
041     21.36    24.03    056
042     23.55    26.46    057
043     25.50    29.19    058
044     27.66    32.25    059

045     30.06    35.67    060
046     32.67    39.51    061
047     35.55    43.71    062
048     38.37    48.21    063
049     41.25    53.13    064

050     44.31    58.50    065
051     47.49    64.41    066
052     50.88    70.95    067
053     57.48    78.15    068
054     64.86    86.07    069

055     73.17    94.71    070
056     82.41   104.04    071
057     92.61   114.00    072
058     98.28   124.80    073
059    104.10   136.62    074

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       Smoker         ANB

                                                          POLICY YEAR
ISSUE
AGE     01         02         03         04         05         06         07         08         09         10         11
-----   ------     ------     ------     ------     ------     ------     ------     ------     ------     ------     ------
060       9.69      13.89      19.83      23.91      29.13      31.38      35.67      40.71      45.96      53.55      63.84
061      10.11      14.67      21.78      25.92      31.38      34.77      37.74      43.14      48.54      56.46      66.78
062      10.50      15.42      23.91      28.08      34.77      35.49      39.87      45.63      51.15      59.31      69.54
063      11.67      17.31      26.22      31.44      35.49      39.87      45.63      51.15      60.33      67.26      77.37
064      12.96      19.41      28.71      35.19      39.87      45.63      51.15      60.33      67.26      77.37      86.07

065      14.40      21.78      31.50      39.39      45.63      51.15      60.33      67.26      77.37      86.07      98.79
066      15.96      24.42      34.53      44.07      51.15      60.33      67.26      77.37      86.07      98.79     104.07
067      17.73      27.36      37.86      49.26      60.33      67.26      77.37      86.07      98.79     103.41     115.26
068      19.53      30.12      41.67      54.12      66.12      73.62      84.69      94.32     103.41     113.46     126.42
069      21051      33.15      45.75      59.28      72.36      80.61      92.82     103.41     113.46     124.47     138.60

070      23.67      36.42      50.16      64.92      79.23      88.32     101.76     113.46     124.47     136.44     151.71
071      26.01      39.90      54.90      71.07      86.82      96.84     111.66     124.47     136.44     149.37     165.81
072      28.50      43.68      60.12      77.88      95.19     106.26     122.49     136.41     149.37     163.23     180.69
073      31.20      47.82      65.88      85.38     104.43     116.55     134.25     149.34     163.23     177.90     196.50
074      34.14      52.41      72.21      93.69     114.57     127.74     146.97     163.23     177.90     193.47     213.90

075      37.41      57.45      79.23     102.75     125.58     139.86     160.62     177.90     193.47     210.60     232.89
076      41.01      63.03      86.91     112.65     137.49     152.85     175.05     193.44     210.60     229.32     253.53
077      45.00      69.15      95.28     123.33     150.24     166.59     190.38     210.57     229.29     249.60     275.76
078      49.38      75.81     104.31     134.76     163.74     181.14     207.21     229.29     249.60     271.50     299.61
079      54.12      82.98     114.00     146.88     178.08     197.19     225.63     249.57     271.50     294.99     324.69

080      59.25      90.69     124.23     159.72     193.83     217.71     245.61     271.47     294.96     319.68     350.58
081      64.74      98.85     135.09     173.85     211.05     233.73     267.15     294.93     319.68     345.18     377.31
082      70.56     107.49     147.06     189.30     229.74     254.22     290.25     319.65     345.18     371.49     404.82
083      76.74     117.00     160.14     206.07     249.90     276.21     314.55     345.15     371.46     398.55     433.14
084      83.52     127.41     174.30     224.16     271.50     299.34     339.66     371.43     398.55     426.45     462.24

085      90.96     138.69     189.60     243.54     294.24     323.22     365.52     398.52     426.42     455.13     492.18
086      99.00     150.84     205.98     263.91     317.70     347.82     392.19     426.39     455.10     484.59     522.93
087     107.70     163.89     223.23     284.97     341.91     373.20     419.61     455.07     484.56     514.86     554.46
088     117.00     177.60     214.05     306.69     366.84     399.30     447.84     484.53     514.83     545.91     586.83
089     126.81     191.76     259.41     329.04     392.49     426.15     476.82     514.80     545.88     577.77     619.98

ISSUE                                                             ATTND
AGE     12         13         14         15           000016+      AGE
-----   ------     ------     ------     ------       -------     -----
060      73.44      83.91      93.84     110.13        149.70       075
061      76.17      87.12      97.83     116.46        164.13       076
062      78.63      90.18     101.79     123.09        180.09       077
063      86.61      99.42     113.25     133.98        197.55       078
064      98.79     109.65     126.06     145.80        216.54       079

065     105.36     121.02     140.25     158.49        237.06       080
066     116.34     133.53     155.91     173.04        259.08       081
067     128.40     147.24     173.04     186.54        282.36       082
068     140.73     161.19     186.54     203.31        307.05       083
069     154.08     176.16     203.31     221.07        334.23       084

070     168.39     192.00     221.07     240.66        363.93       085
071     183.51     208.80     240.63     262.05        396.15       086
072     199.56     227.28     262.02     285.24        430.89       087
073     217.23     247.47     285.21     310.26        468.15       088
074     236.55     269.37     310.23     337.08        507.36       089

075     257.49     293.01     337.05     365.31        547.83       090
076     280.05     318.33     365.28     394.47        589.56       091
077     304.29     345.00     394.44     424.50        365.55       092
078     329.76     372.51     424.47     455.46        676.80       093
079     356.07     400.89     455.43     487.32        722.31       094

080     383.19     430.11     487.29     520.08        769.08       095
081     411.12     460.20     520.05     553.77        817.11       096
082     439.89     491.16     553.71     588.36        866.40       097
083     469.47     522.96     588.30     623.85        916.95       098
084     499.86     555.63     623.79     660.24        968.76       099

085     531.09     589.14     660.18     697.56
086     563.13     623.52     697.50     735.75
087     595.98     658.74     735.69     999.99
088     629.64     694.83     999.99     999.99
089     664.14     999.99     999.99     999.99

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       Smoker         ANB

                                                          POLICY YEAR
ISSUE
AGE     01      02       03       04       05       06       07       08       09       10       11       12       13       14
-----   ------  ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
090     136.92  206.37   278.31   352.08   418.89   453.75   506.61   545.85   577.74   610.41   653.94   999.99   999.99   999.99

ISSUE                   ATTND
AGE    15      000016+   AGE
-----  ------  -------  -----
090    999.99

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       NonSmoker      ANB

                                                          POLICY YEAR
ISSUE
AGE      01         02        03       04        05        06        07        08        09        10        11        12
-----    ----       ---       ---      ----      ----      ----      ----      ----      ----      ----      ----      ----
000      1.86       .68       .60       .54       .48       .44       .40       .36       .36       .36       .38       .42
001       .68       .60       .54       .48       .44       .40       .36       .36       .36       .38       .42       .48
002       .56       .54       .48       .44       .40       .36       .36       .36       .38       .42       .48       .54
003       .48       .48       .44       .40       .36       .36       .36       .38       .42       .48       .54       .64
004       .44       .44       .40       .36       .36       .36       .38       .42       .48       .54       .64       .72

005       .40       .40       .36       .36       .36       .38       .42       .48       .54       .64       .72       .80
006       .38       .36       .36       .36       .38       .42       .48       .54       .64       .72       .80       .88
007       .34       .36       .36       .38       .42       .48       .54       .64       .72       .80       .88       .94
008       .32       .36       .38       .42       .48       .54       .64       .72       .80       .88       .94       .98
009       .32       .38       .42       .48       .54       .64       .72       .80       .88       .94       .98      1.02

010       .32       .42       .48       .54       .64       .72       .80       .88       .94       .98      1.02      1.04
011       .34       .48       .54       .64       .72       .80       .88       .94       .98      1.02      1.04      1.06
012       .36       .54       .64       .72       .80       .88       .94       .98      1.02      1.04      1.06      1.06
013       .42       .62       .70       .76       .84       .90       .94       .98      1.04      1.06      1.06      1.06
014       .50       .66       .74       .80       .86       .90       .94       .96      1.06      1.06      1.06      1.06

015       .56       .70       .78       .82       .86       .90       .92       .96      1.06      1.06      1.06      1.06
016       .64       .74       .78       .82       .84       .86       .90       .92      1.06      1.06      1.06      1.06
017       .72       .74       .78       .80       .82       .84       .86       .88      1.06      1.06      1.06      1.06
018       .72       .74       .78       .80       .82       .84       .86       .88      1.02      1.04      1.06      1.08
019       .72       .74       .78       .80       .82       .84       .86       .88      1.00      1.00      1.08      1.10

020       .70       .72       .76       .78       .82       .82       .86       .88       .96      1.00      1.10      1.06
021       .68       .72       .74       .78       .80       .82       .86       .88       .94       .98      1.16      1.22
022       .64       .68       .72       .76       .80       .82       .86       .90       .92      1.00      1.22      1.30
023       .64       .68       .74       .78       .82       .84       .90       .92      1.00      1.10      1.30      1.40
024       .62       .68       .76       .80       .84       .90       .92      1.00      1.10      1.18      1.40      1.54

025       .62       .70       .78       .82       .88       .92      1.00      1.10      1.18      1.26      1.54      1.68
026       .60       .70       .78       .86       .92      1.00      1.10      1.18      1.26      1.38      1.68      1.86
027       .60       .70       .82       .90      1.00      1.10      1.18      1.26      1.32      1.52      1.86      2.06
028       .62       .72       .84       .96      1.06      1.18      1.26      1.32      1.52      1.72      2.06      2.30
029       .64       .74       .88      1.02      1.14      1.26      1.32      1.52      1.72      1.94      2.30      2.58

ISSUE                                            ATTND
AGE      13        14        15        000016+    AGE
-----    ----      ----      ----      -------   -----
000       .48       .54       .64          .72     015
001       .54       .64       .72          .80     016
002       .64       .72       .80          .88     017
003       .72       .80       .88          .94     018
004       .80       .88       .94          .98     019

005       .88       .94       .98         1.02     020
006       .94       .98      1.02         1.04     021
007       .98      1.02      1.04         1.06     022
008      1.02      1.04      1.06         1.06     023
009      1.04      1.06      1.06         1.06     024

010      1.06      1.06      1.06         1.06     025
011      1.06      1.06      1.06         1.06     026
012      1.06      1.06      1.06         1.06     027
013      1.06      1.06      1.06         1.06     028
014      1.06      1.06      1.06         1.08     029

015      1.06      1.06      1.08         1.10     030
016      1.06      1.08      1.10         1.06     031
017      1.08      1.10      1.16         1.22     032
018      1.10      1.06      1.22         1.30     033
019      1.16      1.22      1.30         1.40     034

020      1.22      1.30      1.40         1.54     035
021      1.30      1.40      1.54         1.68     036
022      1.40      1.54      1.68         2.06     037
023      1.54      1.68      1.86         2.30     038
024      1.68      1.86      2.06                  039

025      1.86      2.06      2.30         2.58     040
026      2.06      2.30      2.58         2.90     041
027      2.30      2.58      2.90         3.24     042
028      2.58      2.90      3.24         3.58     043
029      2.90      3.24      3.58         3.92     044

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       Nonsmoker      ANB

                                                          POLICY YEAR
ISSUE
AGE     01       02       03       04       05      06       07       08       09       10       11       12       13       14
-----   ----     ----     ----     ----     ----    -----    -----    -----    -----    -----    -----    -----    -----    -----
030      .66      .78      .94     1.08     1.24     1.32     1.52     1.72     1.94     2.16     2.58     2.90     3.24     3.58
031      .70      .82     1.00     1.18     1.32     1.52     1.72     1.94     2.16     2.38     2.90     3.24     3.58     3.92
032      .76      .88     1.08     1.30     1.52     1.72     1.94     2.16     2.38     2.62     3.24     3.58     3.92     4.28
033      .78      .92     1.14     1.38     1.64     1.86     2.14     2.38     2.62     2.96     3.54     3.88     4.24     4.66
034      .82      .98     1.20     1.48     1.76     2.04     2.36     2.62     2.96     3.28     3.84     4.20     4.60     5.02

035      .86     1.02     1.26     1.58     1.90     2.24     2.60     2.96     3.28     3.62     4.14     4.54     4.92     5.42
036      .90     1.08     1.34     1.70     2.08     2.46     2.86     3.26     3.62     4.00     4.46     4.86     5.28     5.84
037      .96     1.16     1.42     1.84     2.26     2.70     3.12     3.54     3.96     4.38     4.78     5.20     5.64     6.30
038     1.02     1.28     1.60     2.08     2.52     2.98     3.40     3.84     4.28     4.70     5.12     5.56     6.04     6.76
039     1.10     1.44     1.78     2.32     2.78     3.26     3.70     4.16     4.60     5.04     5.48     5.96     6.46     7.24

040     1.20     1.60     2.00     2.56     3.04     3.56     4.02     4.48     4.92     5.38     5.88     6.38     6.92     7.82
041     1.30     1.78     2.20     2.82     3.32     3.88     4.34     4.82     5.26     5.78     6.30     6.84     7.44     8.46
042     1.40     1.96     2.40     3.08     3.60     4.20     4.66     5.16     5.66     6.20     6.76     7.38     8.02     9.14
043     1.52     2.10     2.58     3.26     3.80     4.40     4.90     5.48     6.02     6.62     7.28     7.96     8.68     9.88
044     1.62     2.24     2.78     3.42     4.00     4.60     5.18     5.80     6.42     7.10     7.84     8.60     9.38    10.74

045     1.72     2.38     2.96     3.58     4.20     4.84     5.46     6.14     6.86     7.64     8.46     9.28    10.14    11.66
046     1.82     2.52     3.16     3.72     4.44     5.06     5.76     6.56     7.34     8.22     9.10    10.02    10.98    12.64
047     1.92     2.66     3.36     3.90     4.68     5.30     6.12     6.98     7.88     8.82     9.80    10.82    11.88    13.68
048     2.00     2.78     3.52     4.08     4.90     5.64     6.54     7.52     8.40     9.40    10.46    11.54    12.62    14.50
049     2.10     2.92     3.66     4.26     5.16     6.00     7.00     8.08     8.96    10.04    11.14    12.26    13.40    15.34

050     2.20     3.06     3.82     4.48     5.44     6.40     7.48     8.70     9.56    10.68    11.84    13.00    14.18    16.18
051     2.30     3.20     4.02     4.70     5.72     6.80     8.00     9.36    10.18    11.34    12.56    13.76    14.98    17.06
052     2.40     3.36     4.20     4.94     6.02     7.22     8.56    10.06    10.80    12.02    13.28    14.54    15.82    18.00
053     2.52     3.52     4.44     5.30     6.46     7.74     9.14    10.68    11.54    12.82    14.10    15.50    16.94    19.36
054     2.64     3.70     4.70     5.68     6.94     8.30     9.74    11.30    12.30    13.62    14.98    16.52    18.14    20.86

055     2.76     3.86     4.96     6.10     7.44     8.86    1.036    11.94    13.10    14.50    15.92    17.62    19.44    22.48
056     2.90     4.04     5.24     6.54     4.94     9.44    11.00    12.58    13.94    15.42    16.92    18.80    20.86    24.26
057     3.02     4.22     5.52     6.98     8.48    10.04    11.64    13.24    14.84    16.42    18.00    20.08    22.40    26.26
058     3.26     4.58     5.98     7.52     9.08    10.68    12.36    14.06    15.76    17.42    19.52    21.72    24.22    28.36
059     3.50     4.96     6.48     8.08     9.70    11.38    13.14    14.92    16.72    18.50    21.20    23.58    26.28    30.80

ISSUE                    ATTND
AGE    15      000016+    AGE
-----  -----   -------   -----
030     3.92      4.28     045
031     4.28      4.66     046
032     4.66      5.04     047
033     5.04      5.44     048
034     5.44      5.86     049

035     5.84      6.34     050
036     6.32      6.86     051
037     6.84      7.42     052
038     7.32      8.08     053
039     7.88      8.80     054

040     8.50      9.60     055
041     9.16     10.46     056
042     9.88     11.40     057
043    10.74     12.44     058
044    11.70     13.56     059

045    12.72     14.74     060
046    13.78     16.00     061
047    14.92     17.34     062
048    15.76     18.76     063
049    16.60     20.30     064

050    17.50     21.98     065
051    18.42     23.82     066
052    19.40     25.84     067
053    21.00     28.06     068
054    22.74     30.50     069

055    24.66     33.26     070
056    26.82     36.42     071
057    29.30     40.08     072
058    31.68     44.34     073
059    34.42     49.30     074

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       Nonsmoker      ANB

                                                          POLICY YEAR
ISSUE
AGE       01          02          03         04          05          06          07          08          09          10
-----     -----       -----       -----      ------      ------      ------      ------      ------      ------      ------
060        3.76        5.36        7.00        8.68       10.36       12.12       13.96       15.86       17.78       19.66
061        4.02        5.80        7.54        9.32       11.08       12.90       14.84       16.86       18.90       20.94
062        4.30        6.24        8.14       10.02       11.86       13.76       15.80       17.94       20.14       22.38
063        4.54        6.54        8.52       10.48       12.42       14.44       16.60       18.98       21.50       24.22
064        4.80        6.86        8.92       10.96       13.00       15.14       17.50       20.14       23.06       26.34

065        5.06        7.18        9.32       11.46       13.60       15.90       18.48       21.44       24.86       28.76
066        5.34        7.52        9.76       11.98       14.24       16.74       19.60       22.94       26.90       31.56
067        5.64        7.88       10.20       12.54       14.96       17.70       20.86       24.64       29.22       34.74
068        6.12        8.56       11.12       13.74       16.46       19.58       23.20       27.52       32.76       39.06
069        6.66        9.34       12.18       15.12       18.22       21.78       25.90       30.84       36.82       43.98

070        7.26       10.22       13.40       16.72       20.26       24.32       29.04       64.68       41.46       49.54
071        7.94       11.24       14.82       18.60       22.62       27.26       32.64       39.06       46.70       55.70
072        8.74       12.44       16.48       20.76       25.36       30.64       36.76       43.98       52.50       62.50
073        9.68       13.84       18.40       23.28       28.52       34.52       41.40       49.46       58.90       69.90
074       10.76       15.46       20.64       26.16       32.12       38.86       46.56       55.50       65.88       77.94

075       12.02       17.32       23.20       29.46       36.16       43.72       52.24       62.08       73.46       86.58
076       13.48       19.46       26.12       33.18       40.66       49.04       58.24       69.20       81.60       95.84
077       15.14       21.92       29.42       37.32       45.62       54.86       65.14       76.88       90.34      105.06
078       17.06       24.70       33.08       41.86       51.04       61.14       72.36       85.10       99.02      116.24
079       19.20       27.76       37.12       46.82       56.90       67.94       80.10       93.28      109.56      127.36

080       21.60       31.16       41.52       52.20       63.20       75.20       87.80      103.22      120.04      139.10
081       24.24       34.84       46.28       58.00       69.96       82.44       97.16      113.08      131.10      151.46
082       27.10       38.84       51.42       64.20       76.70       91.20      106.44      123.52      142.76      164.46
083       30.22       43.16       56.92       70.38       84.86       99.94      116.26      134.50      155.00      178.06
084       33.58       47.78       62.40       77.86       92.98      109.14      126.60      146.02      167.82      192.28

085       37.16       52.36       69.04       85.32      101.54      118084      137.44      158.10      181.22      207.12
086       41.00       57.94       75.64       93.18      110.58      129.02      148.82      170.72      195.20      222.56
087       45.08       63.48       82.62      101.46      120.04      139.70      160.70      183.90      209.78      238.64
088       49.38       69.34       89.96      110.16      129.98      150.86      173.10      197.62      224.92      255.34
089       53.94       75.50       97.66      119.26      140.36      162.50      186.02      211.90      240.66      272.66

ISSUE                                                                            ATTND
AGE       11          12          13          14          15          000016+     AGE
-----     ------      ------      ------      ------      ------      -------    -----
060        23.10       25.70       28.66       33.60       37.56        55.06      075
061        25.28       28.16       31.40       36.84       41.18        61.72      076
062        27.80       31.00       34.60       40.56       45.28        69.38      077
063        30.08       33.60       37.58       44.16       49.46        78.14      078
064        32.68       36.56       40.94       48.18       54.10        88.00      079

065        35.66       39.88       44.68       52.60       59.10        98.96      080
066        39.02       43.62       48.82       57.38       64.40       111.02      081
067        42.80       47.74       53.28       62.42       69.96       124.18      082
068        47.74       53.28       59.92       69.96       78.26       138.44      083
069        53.28       59.92       67.22       78.26       87.24       153.80      084

070        59.92       67.22       75.18       87.24       96.92       170.26      085
071        67.22       75.18       83.82       96.92      107.30       187.82      086
072        75.20       83.82       93.12      107030      117.60       206.48      087
073        83.82       93.12      103.08      117.60      130.12       226.24      088
074        93.12      103.08      112.98      130.12      142.56       247.10      089

075       103.70      113.00      125.00      142.56      155.72       269.06      090
076       113.00      125.02      136.96      155.72      169.56       292.12      091
077       125.02      136.98      149.60      169.56      184.08       316.28      092
078       136.98      149.62      162.90      184.08      199.30       341.54      093
079       149.62      162.90      176.86      199.30      215.22       367.90      094

080       162.92      176.88      191.48      215.22      231.84       395.36      095
081       176.88      191.50      206.78      231.84      249.14       423.92      096
082       191.50      206.80      222.74      249.14      267.14       453.58      097
083       206.80      222.76      239.36      267.14      285.84       484.34      098
084       222.76      239.38      256.64      285.84      305.22       516.20      099

085       239.38      256.68      274.60      305.22      325.30
086       256.68      274.64      293.22      325.30      346.06
087       274.64      293.26      312.52      346.06      999.99
088       293.26      312.54      332.46      999.99      999.99
089       312.56      332.50      999.99      999.99      999.99

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       Nonsmoker      ANB

                                                          POLICY YEAR
ISSUE
AGE     01       02      03       04       05      06       07       08       09       10       11       12       13       14
-----   -----    -----   ------   ------   ------  ------   ------   ------   ------   ------   ------   ------   ------   ------
090     58.74    81.98   105.74   128.80   151.18  174.64   199.46   226.72   256.98   290.60   332.52   999.99   999.99   999.99

ISSUE                   ATTND
AGE    15      000016+    AGE
-----  ------  -------  -----
090    999.99

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       Smoker         ANB

                                                          POLICY YEAR
ISSUE
AGE     01       02       03       04       05       06       07       08       09       10       11       12       13       14
-----   ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
000     2.79     1.02      .90      .81      .72      .66      .60      .54      .54      .54      .57      .63      .72      .81
001     1.02      .90      .81      .72      .66      .60      .54      .54      .54      .57      .63      .72      .81      .96
002      .84      .81      .72      .66      .60      .54      .54      .54      .57      .63      .72      .81      .96     1.08
003      .72      .72      .66      .60      .54      .54      .54      .57      .63      .72      .81      .96     1.08     1.20
004      .66      .66      .60      .54      .54      .54      .57      .63      .72      .81      .96     1.08     1.20     1.32

005      .60      .60      .54      .54      .54      .57      .63      .72      .81      .96     1.08     1.20     1.32     1.41
006      .57      .54      .54      .54      .57      .63      .72      .81      .96     1.08     1.20     1.32     1.41     1.47
007      .51      054      .54      .57      .63      .72      .81      .96     1.08     1.20     1.32     1.41     1.47     1.53
008      .48      .54      .57      .63      .72      .81      .96     1.08     1.20     1.32     1.41     1.47     1.53     1.56
009      .48      057      .63      .72      .81      .96     1.08     1.20     1.32     1.41     1.47     1.53     1.56     1.59

010      .48      .63      .72      .81      .96     1.08     1.20     1.32     1.41     1.47     1.53     1.56     1.59     1.59
011      .51      .72      .81      .96     1.08     1.20     1.32     1.41     1.47     1.53     1.56     1.59     1.59     1.59
012      .54      .81      .96     1.08     1.20     1.32     1.41     1.47     1.53     1.56     1.59     1.59     1.59     1.59
013      .63      .93     1.05     1.14     1.26     1.35     1.41     1.47     1.56     1.59     1.59     1.59     1.59     1.59
014      .75      .99     1.11     1.20     1.29     1.35     1.41     1.44     1.59     1.59     1.59     1.59     1.59     1.59

015      .84     1.05     1.17     1.23     1.29     1.35     1.38     1.44     1.59     1.59     1.59     1.59     1.59     1.59
016      .96     1.11     1.17     1.23     1.26     1.29     1.35     1.38     1.59     1.59     1.59     1.59     1.59     1.62
017     1.08     1.11     1.17     1.20     1.23     1.26     1.29     1.32     1.59     4.59     1.59     1.59     1.62     1.65
018     1.08     1.11     1.17     1.20     1.23     1.26     1.29     1.32     1.53     1.56     1.59     1.62     1.65     1.74
019     1.08     1.11     1.17     1.20     1.23     1.26     1.29     1.32     1.50     1.50     1.62     1.65     1.74     1.83

020     1.05     1.08     1.14     1.17     1.23     1.23     1.29     1.32     1.44     1.50     1.65     1.74     1.83     1.95
021     1.02     1.08     1.11     1.17     1.20     1.23     1.29     1.32     1.41     1.47     1.74     1.83     1.95     2.10
022      .96     1.02     1.08     1.14     1.20     1.23     1.29     1.35     1.38     1.50     1.83     1.95     2.10     2.31
023      .96     1.02     1.11     1.17     1.23     1.26     1.35     1.38     1.50     1.65     1.95     2.10     2.31     2.52
024      .93     1.02     1.14     1.20     1.26     1.35     1.38     1.50     1.65     1.77     2.10     2.31     2.52     2.79

025      .93     1.05     1.17     1.23     1.32     1.38     1.50     1.65     1.77     1.89     2.31     2.52     2.79     3.09
026      .90     1.05     1.17     1.29     1.38     1.50     1.65     1.77     1.89     2.07     2.52     2.79     3.09     3.45
027      .90     1.05     1.23     1.35     1.50     1.65     1.77     1.89     1.98     2.28     2.79     3.09     3.45     3.87
028      .93     1.08     1.26     1.44     1.59     1.77     1.89     1.98     2.28     2.58     3.09     3.45     3.87     4.35
029      .96     1.11     1.32     1.53     1.71     1.89     1.98     2.28     2.58     2.91     3.45     3.87     4.35     4.86

ISSUE                   ATTND
AGE    15      000016+   AGE
-----  ----    -------  -----
000     .96       1.08    015
001    1.08       1.20    016
002    1.20       1.32    017
003    1.32       1.41    018
004    1.41       1.47    019

005    1.47       1.53    020
006    1.53       1.56    021
007    1.56       1.59    022
008    1.59       1.59    023
009    1.59       1.59    024

010    1.59       1.59    025
011    1.59       1.59    026
012    1.59       1.59    027
013    1.59       1.59    028
014    1.59       1.62    029

015    1.62       1.65    030
016    1.65       1.74    031
017    1.74       1.83    032
018    1.83       1.95    033
019    1.95       2.10    034

020    2.10       2.31    035
021    2.31       2.52    036
022    2.52       2.79    037
023    2.79       3.09    038
024    3.09       3.45    039

025    3.45       3.87    040
026    3.87       4.35    041
027    4.35       4.86    042
028    4.86       5.37    043
029    5.37       5.88    044

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual    Life Premiums
                          Male       Smoker         ANB

                                                          POLICY YEAR
ISSUE
AGE     01       02       03      04       05       06       07       08       09       10       11       12       13       14
-----   ----     ----     ----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
030      .99     1.17     1.41     1.62     1.86     1.98     2.28     2.58     2.91     3.24     3.87     4.35     4.86     5.37
031     1.05     1.23     1.50     1.77     1.98     2.28     2.58     2.91     3.24     3.57     4.35     4.86     5.37     5.88
032     1.14     1.32     1.62     1.95     2.28     2.58     2.91     3.24     3.57     3.93     4.86     5.37     5.88     6.42
033     1.17     1.38     1.71     2.07     2.46     2.79     3.21     3.57     3.93     4.44     5.31     5.82     6.36     6.99
034     1.23     1.47     1.80     2.22     2.64     3.06     3.54     3.93     4.44     4.92     5.76     6.30     6.90     7.53

035     1.29     1.53     1.89     2.37     2.85     3.36     3.90     4.44     4.92     5.43     6.21     6.81     7.38     8.13
036     1.35     1.62     2.01     2.55     3.12     3.69     4.29     4.89     5.43     6.00     6.69     7.29     7.92     8.76
037     1.44     1.74     2.13     2.76     3.39     4.05     4.68     5.31     5.94     6.57     7.17     7.80     8.46     9.45
038     1.53     1.92     2.40     3.12     3.78     4.47     5.10     5.76     6.42     7.05     7.68     8.34     9.06    10.14
039     1.65     2.16     2.67     3.48     4.17     4.89     5.55     6.24     6.90     7.56     8.22     8.94     9.69    10.86

040     1.80     2.40     3.00     3.84     4.56     5.34     6.03     6.72     7.38     8.07     8.82     9.57    10.38    11.73
041     1.95     2.67     3.30     4.23     4.98     5.82     6.51     7.23     7.89     8.67     9.45    10.26    11.16    12.69
042     2.10     2.94     3.60     4.62     5.40     6.30     6.99     7.74     8.49     9.30    10.14    11.07    12.03    13.71
043     2.28     3.15     3.87     4.89     5.70     6.60     7.35     8.22     9.03     9.93    10.92    11.94    13.02    14.82
044     2.43     3.36     4.17     5.13     6.00     6.90     7.77     8.70     9.63    10.65    11.76    12.90    14.07    16.11

045     2.58     3.57     4.44     5.37     6.30     7.26     8.19     9.21    10.29    11.46    12.69    13.92    15.21    17.49
046     2.73     3.78     4.74     5.58     6.66     7.59     8.64     9.84    11.01    12.33    13.65    15.03    16.47    18.96
047     2.88     3.99     5.04     5.85     7.02     7.95     9.18    10.47    11.82    13.23    14.70    16.23    17.82    20.52
048     3.00     4.17     5.28     6.12     7.35     8.46     9.81    11.28    12.60    14.10    15.69    17.31    18.93    21.75
049     3.15     4.38     5.49     6.39     7.74     9.00    10.50    12.12    13.44    15.06    16.71    18.39    20.10    23.01

050     3.30     4.59     5.73     6.72     8.16     9.60    11.22    13.05    14.34    16.02    17.76    19.50    21.27    24.27
051     3.45     4.80     6.03     7.05     8.58    10.20    12.00    14.04    15.27    17.01    18.84    20.64    22.47    25.59
052     3.60     5.04     6.30     7.41     9.03    10.83    12.84    15.09    16.20    18.03    19.92    21.81    23.73    27.00
053     3.78     5.28     6.66     7.95     9.69    11.61    13.71    16.02    17.31    19.23    21.15    23.25    25.41    29.04
054     3.96     5.55     7.05     8.52    10.41    12.45    14.61    16.95    18.45    20.43    22.47    24.78    27.21    31.29

055     4.14     5.79     7.44     9.15    11.16    13.29    15.54    17.91    19.65    21.75    23.88    26.43    29.16    33.72
056     4.35     6.06     7.86     9.81    11.91    14.16    16.50    18.87    20.91    23.13    25.38    28.20    31.29    36.39
057     4.53     6.33     8.28    10.47    12.72    15.06    17.46    19.86    22.26    24.63    27.00    30.12    33.60    39.39
058     4.89     6.87     8.97    11.28    13.62    16.02    18.54    21.09    23.64    26.13    29.28    32.58    36.33    42.54
059     5.25     7.44     9.72    12.12    14.55    17.07    19.71    22.38    25.08    27.75    31.80    35.67    39.42    46.20

ISSUE                   ATTND
AGE    15      000016+   AGE
-----  -----   -------  -----
030     5.88      6.42    045
031     6.42      6.99    046
032     6.99      7.56    047
033     7.56      8.16    048
034     8.16      8.79    049

035     8.76      9.51    050
036     9.48     10.29    051
037    1.026     11.13    052
038    10.98     12.12    053
039    11.82     13.20    054

040    12.75     14.40    055
041    13.74     15.69    056
042    14.82     17.10    057
043    16.11     18.66    058
044    17.55     20.34    059

045    19.08     22.11    060
046    20.67     24.00    061
047    22.38     26.01    062
048    23.64     28.14    063
049    24.90     30.45    064

050    26.25     32.97    065
051    27.63     35.73    066
052    29.10     38.76    067
053    31.50     42.09    068
054    34.11     45.75    069

055    36.99     49.89    070
056    40.23     54.63    071
057    43.95     60.12    072
058    47.52     66.51    073
059    51.63     73.95    074

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       Smoker         ANB

                                                          POLICY YEAR
ISSUE
AGE      01        02         03         04         05         06         07         08         09         10         11
-----    -----     ------     ------     ------     ------     ------     ------     ------     ------     ------     ------
060       5.64       8.04      10.50      13.02      15.54      18018      20.94      23.79      26.67      29.49      34.65
061       6.03       8.70      11.31      13.98      16.62      19.35      22.26      25.29      28.35      31.41      37.92
062       6.45       9.36      12.21      15.03      17.79      20.64      23.70      26.91      30.21      33.57      41.70
063       6.81       9.81      12.78      15.72      18.63      21.66      24.90      28.47      32.25      36.33      45.12
064       7.20      10.29      13.38      16.44      19.50      22.71      26.25      30.21      34.59      39.51      49.02

065       7.59      10.77      13.98      17.19      20.40      23.85      27.72      32.16      37.29      43.14      53.49
066       8.01      11.28      14.64      17.97      21.36      25.11      29.40      34.41      40.35      47.34      58.53
067       8.46      11.82      15.30      18.81      22.44      26.55      31.29      36.96      43.83      52.11      64.20
068       9.18      12.84      16.68      20.61      24.69      29.37      34.80      41.28      49.14      58.59      71.61
069       9.99      14.01      18.27      22.68      27.33      32.67      38.85      46.26      55.23      65.97      79.92

070      10.89      15.33      20.10      25.08      30.39      36.48      43.56      52.02      62.19      74.31      89.88
071      11.91      16.86      22.23      27.90      33.93      40.89      48.96      58.59      70.05      83.55     100.83
072      13.11      18.66      24.72      31.14      38.04      45.96      55.14      65.97      78.75      93.75     112.80
073      14.52      20.76      27.60      34.92      42.78      51.78      62.10      74.19      88.35     104.85     125.73
074      16.14      23.19      30.96      39.24      48.18      58.29      69.84      83.25      98.82     116.91     139.68

075      18.03      25.98      34.80      44.19      54.24      65.58      78.36      93.12     110.19     129.87     154.65
076      20.22      29.19      39.18      49.77      60.99      73.56      87.63     103.80     122.40     143.76     169.50
077      22.71      32.88      44.13      55.98      68.43      82.29      97.71     115.32     135.51     157.59     187.53
078      25.59      37.05      49.62      62.79      76.56      91.71     108.54     127.65     148.53     174.36     205.47
079      28.80      41.64      55.68      70.23      85.35     101.91     120.15     139.92     164.34     191.04     224.43

080      32.40      46.74      62.28      78.30      94.80     112.80     131.70     154.83     180.06     208.65     244.38
081      36.36      52.26      69.42      87.00     104.94     123.66     145.74     169.62     196.65     227.19     265.32
082      40.65      58.26      77.13      96.30     115.05     136.80     159.66     185.28     214.14     246.69     287.25
083      45.33      64.74      85.38     105.57     127.29     149.91     174.39     201.75     232.50     267.09     310.20
084      50.37      71.67      93.60     116.79     139.47     163.71     189.90     219.03     251.73     288.42     334.14

085      55.74      78.54     103.56     127.98     152.31     178.26     206.16     237.15     271.83     310.68     359.07
086      61.50      86.91     113.46     139.77     165.87     193.53     223.23     256.08     292.80     333.84     385.02
087      67.62      95.22     123.93     152.19     180.06     209.55     241.05     275.85     314.67     357.96     411.96
088      74.07     104.01     134.94     165.24     194.97     226.29     259.65     296.43     337.38     383.01     439.89
089      80.91     113.25     146.49     178.89     210.54     243.75     279.03     317.85     360.99     408.99     468.84

ISSUE                                                           ATTND
AGE     12         13         14         15         000016+      AGE
-----   ------     ------     ------     ------     -------     -----
060      38.55      42.99      50.40      56.34       82.59       075
061      42.24      47.10      55.26      61.77       92.58       076
062      46.50      51.90      60.84      67.92      104.07       077
063      50.40      56.37      66.24      74.19      117.21       078
064      54.84      61.41      72.27      81.15      132.00       079

065      59.82      67.02      78.90      88.65      148.44       080
066      65.43      73.23      86.07      96.60      166.53       081
067      71.61      79.92         93     104.94      186.27       082
068      79.92      89.88         63     117.39      207.66       083
069      89.88     100.83     104.94     130.86      230.70       084
                              117.39
070     100.83     112.77     130.86     145.38      255.39       085
071     112.77     125.73     145.38     160.95      281.73       086
072     125.73     139.68     160.95     176.40      309.72       087
073     139.68     154.62     176.40     195.18      339.36       088
074     154.62     169.47     195.18     213.84      370.65       089

075     169.50     187.50     213.84     233.58      403.59       090
076     187.53     205.44     233.58     254.34      438.18       091
077     205.47     224.40     254.34     276.12      474.42       092
078     224.43     244.35     276.12     298.95      512.31       093
079     244.35     265.29     298.95     322.83      551.85       094

080     265.32     287.22     322.83     347.76      593.04       095
081     287.25     310.17     347.76     373.71      635.88       096
082     310.20     334.11     373.17     400.71      680.37       097
083     334.14     359.04     400.71     428.76      726.51       098
084     359.07     384.96     428.76     457.83      774.30       099

085     385.02     411.90     457.83     487.95
086     411.96     439.83     487.95     519.09
087     439.89     468.78     519.09     999.99
088     468.81     498.69     999.99     999.99
089     498.75     999.99     999.99     999.99

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual     Life Premiums
                          Male       Smoker         ANB

                                                          POLICY YEAR
ISSUE
AGE     01       02       03      04       05       06       07       08       09       10       11       12       13       14
-----   -----    ------   ------  ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
090     88.11    122.97   158.61  193.20   226.77   261.96   299.19   340.08   385.47   435.90   498.78   999.99   999.99   999.99

ISSUE                   ATTND
AGE    15      000016+   AGE
-----  ------  -------  -----
090    999.99

                                  SCHEDULE VII

                                   DEFINITIONS

ASSUME - To accept or take over a risk, the converse of cede.

AUTOMATIC REINSURANCE - A reinsurance agreement under which the Reinsurer is obligated to accept or assume risks which meet certain specific criteria based on the Ceding Company's underwriting.

CASH VALUE - The amount of money which the policy owner will receive as a refund if the policy owner cancels coverage and returns the policy to the company.

CEDE - To transfer an insurance risk from the company originally issuing the policy to another insurance company known as the Reinsurer.

CEDING COMPANY - A CEDING INSURER is an insurer which underwrites and issues an original, principal policy to an insured and contractually transfers (cedes) a portion of the risk to the Reinsurer. A CEDING REINSURER is a Reinsurer which transfers (cedes) a portion of the underlying reinsurance to a retrocessionnaire.

CEDING COMPANY'S PUBLISHED TERM CONVERSION GUIDELINES

CEDING COMPANY'S STANDARD GUIDELINES

COINSURANCE - Indemnity life reinsurance under which the reserves as well as the risk are transferred to the Reinsurer; the Ceding Company retains its liability to the contractual relationship with the insured. Under the Coinsurance method, the Ceding Company will pay the Reinsurer a proportionate part of the premiums it receives. In return, the Reinsurer agrees to pay the Ceding Company a proportionate part of the claim and participate in all other policy benefits explicitly stated in this Agreement.

CONDITIONAL RECEIPT - A provision included in some life insurance policies providing coverage from the date of application to the date at which the policy is either issued or declined.

EXCESS REINSURANCE - A form of reinsurance under which recoveries are available when a given loss exceeds the Ceding Company's retention (excess of loss reinsurance) defined in this Agreement.

EXPERIENCE REFUND OR PROFIT COMMISSION - A provision found in some reinsurance agreements which provides for profit sharing. Parties agree to a formula for calculating profit, an allowance for the Reinsurer's expenses, and the Ceding Company's share of such profit after expenses.

EXTRA CONTRACTUAL OBLIGATIONS (ECO) - A generic term that, when used in a reinsurance agreement, refers to damages awarded by a court against an insurer which are outside the provisions of the insurance policy, due to the insurer's bad faith, fraud or gross negligence in the handling of a claim.

FACULTATIVE - Reinsurance under which the Ceding Company has the option (faculty) of submitting and the Reinsurer has the option of accepting or declining individual risks. This Agreement merely reflects how individual facultative reinsurance will be handled.

FLAT EXTRA PREMIUM - A method for rating substandard risks used when the extra risk is considered to be constant. The underwriter assesses a specific extra premium for each $1,000 of insurance. Flat extra ratings usually apply to applicants in hazardous occupations or avocations, aviation, or with certain physical impairments of a temporary nature.

INDEXING - The adjustment of the Ceding Company's retention and the reinsurance limit by a measure of inflation such as the Consumer Price Index.

MINIMUM REINSURANCE AMOUNT - The smallest cession that the Reinsurer will accept automatically. The minimum size is set to avoid the expenses associated with small cessions.

ORIGINAL POLICY(s) - Insurance contracts between the Ceding Company and the Insured(s).

POLICY RESERVE - A liability account that identifies the amount of assets that, together with the future premiums to be received from inforce policies, is expected to be sufficient to pay future claims on those inforce policies. Also called a legal reserve or a statutory reserve.

POOL - A method of allocating reinsurance among several Reinsurers. Using this method, each Reinsurer receives a specified percentage of each risk ceded into the pool. A REINSURANCE POOL is a multi-Reinsurer agreement under which each Reinsurer in the group or pool assumes a specified portion of each risk ceded to the pool.

PREMIUM - (Written/Unearned/Earned) - WRITTEN PREMIUM is premium registered on the books of an insurer or Reinsurer at the time a policy is issued and paid. Premium for a future exposure period is said to be UNEARNED PREMIUM. For the individual policy, written premium minus unearned premium equals earned premium. EARNED PREMIUM is income for the accounting period while unearned premium will be income in a future accounting period.

PUNITIVE DAMAGES - A term that, when used in reinsurance agreements, refers to damages awarded by a court against an insured or against an insurer in addition to compensatory damages. Punitive damages are intended to punish the insured or the insurer for willful and careless misconduct and to serve as a deterrent. When the award is against an insurer, it is usually related to the conduct of the insurer in the handling of a claim.

QUOTA SHARE - A form of reinsurance in which premiums and losses are shared proportionately between the Ceding Company and the Reinsurer, in which the same percentage applies to all policies reinsured.

RATE - The premium rate is the amount of premium charged per exposure unit, e.g. per $l,000.

RECAPTURE - The process by which the Ceding Company recovers the liabilities transferred to the Reinsurer.

REINSURER - A company which contractually assumes all or part of the Ceding Company's risk.

RETENTION - The dollar amount or percentage of each loss retained by the Ceding Company under this reinsurance agreement. The Ceding Company's retention is not reinsured in any way.

RISK - Insurance on an individual life.

RISK PREMIUM REINSURANCE - Another name for Yearly Renewable Term (YRT) reinsurance. A form of reinsurance under which the risks, but not the permanent plan reserves, are transferred to the Reinsurer for a premium that varies each year with the amount at risk and the ages of the insureds. Under the YRT method, the Ceding Company will transfer the Reinsurer the mortality risk on either a net amount at risk basis or on an approximation of the net amount at risk basis.

SELF ADMINISTRATION - A reinsurance arrangement where the Ceding Company provides the Reinsurer with periodic reports for reinsurance ceded giving premium, inforce, reserve, and any other information required by the Reinsurer for financial reports. Self Administration is also known as Bulk or Bordereaux.

STANDARD GUIDELINES - The underwriting guidelines intended to be applied to all applications for insurances of the type(s) reinsured under this agreement.

SUBSTANDARD RISKS - Those insureds who, under the terms of the Ceding Company's standard guidelines, do not meet criteria for issuance at standard premium rates.

SUBSTANDARD TABLE EXTRA - Substandard table extra ratings usually apply to physically impaired lives. The rates will increased by a factor as shown in
Schedule I for each table of additional mortality.

SUM AT RISK OR NET AMOUNT AT RISK - The excess of the death benefit of a policy over the cash value.

YEARLY RENEWABLE TERM - Another name for Risk Premium Reinsurance.

                                   3069-02-00

                                    ADDENDUM

                                     to the

                  AUTOMATIC YRT AGREEMENT DATED JANUARY 1, 1998

                                     between

       ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY, WORCESTER,
                               MASSACHUSETTS, USA
                    (hereinafter called the "Ceding Company")

                                       and

                RGA REINSURANCE COMPANY, ST. LOUIS, MISSOURI, USA
                      (hereinafter called the "Reinsurer")


                   THIS ADDENDUM IS EFFECTIVE JANUARY 1, 2001

I. ADDITION OF VARIABLE UNIVERSAL LIFE AND UNIVERSAL LIFE POLICIES SOLD BETWEEN JANUARY 1, 1998 AND DECEMBER 31, 2000.

       Effective January 1, 2001, the attached Schedule II, Business Covered, is hereby added to this Agreement which now includes Variable Universal Life and Universal Life policies sold between January 1, 1998 and December 31, 2000.

II. Effective January 1, 2001, the rate table and allowances used for the above-mentioned business will be the same as the allowances and the rate table S-I in Schedule III, Reinsurance Premiums, in the base Agreement.

III. All provisions of the Automatic YRT Agreement not specifically modified herein remain unchanged.


IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

ALLMERICA FINANCIAL LIFE ISURANCE AND ANNUITY COMPANY


By: /s/                                      By: /s/
    --------------------------------             -------------------------------

Title: Vice President & Actuary              Title: (illegible)
       -----------------------------                ----------------------------

Date: 12/1/2000                              Date: 12/1/2000
      ------------------------------               -----------------------------


RGA REINSURANCE COMPANY

By: /s/
    --------------------------------

Title: Vice President
       -----------------------------

Date: 11-13-00
      ------------------------------

                         SCHEDULE II -- BUSINESS COVERED

                            EFFECTIVE JANUARY 1, 2001

Variable Universal Life and Universal Life policies sold between January 1, 1998 and December 31, 2000.

                                        3